UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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HUBBELL INCORPORATED
(Name of Registrant as Specified in Its Charter)

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HUBBELL INCORPORATED
584 Derby Milford Road, Orange, Connecticut 06477

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 3, 2010

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Hubbell Incorporated (the “Company”) will be held at The Omni New Haven Hotel, 155 Temple Street, New Haven, Connecticut 06510 on Monday, May 3, 2010 at 9:00 A.M. local time for the purpose of considering and acting upon the following proposals:

1.  The election of the following persons to serve as Directors of the Company for the ensuing year, until the next Annual Meeting of Shareholders of the Company and until their respective successors have been duly elected and qualified.

Timothy H. Powers George W. Edwards, Jr. Lynn J. Good	Anthony J. Guzzi Joel S. Hoffman Andrew McNally IV	Carlos A. Rodriguez G. Jackson Ratcliffe Richard J. Swift Daniel S. Van Riper

2.  The ratification of the selection of independent registered public accountants to audit the annual financial statements for the Company for the year 2010.

3.  The reapproval of the Company’s 2005 Incentive Award Plan, as Amended and Restated.

4.  The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Accompanying this Notice of Annual Meeting is a proxy statement, proxy card(s), and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

IMPORTANT:  It is important that your shares be represented at this meeting. Therefore, please fill in, date, and sign the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope, vote electronically using the Internet or use the telephone voting procedures, as described on the enclosed proxy card.

The Board of Directors has fixed the close of business on March 5, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournments thereof. The transfer books will not be closed.

By order of the Board of Directors

Richard W. Davies
Vice President,
General Counsel and
Secretary

Dated: March 15, 2010

HUBBELL INCORPORATED

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
To be held May 3, 2010

The accompanying proxy is solicited by and on behalf of the Board of Directors of Hubbell Incorporated, a Connecticut corporation (the “Company”), to be voted at its Annual Meeting of Shareholders to be held at The Omni New Haven Hotel, 155 Temple Street, New Haven, Connecticut 06510, on Monday, May 3, 2010 at 9:00 A.M. local time, and any adjournments thereof. Commencing on or about March 16, 2010, copies of this Proxy Statement, proxy card(s), and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 are being mailed to all shareholders.

Any shareholder executing a proxy may revoke it at any time prior to its use. The Company will treat any duly executed proxy as not revoked until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date or, in the case of death or incapacity of the person executing the same, written notice thereof. If you vote your shares using the Internet website or the telephone voting procedures, you may revoke your prior Internet or telephone vote by recording a different vote on the Internet website or using the telephone voting procedures, or by signing and returning a duly executed proxy bearing a later date than your last Internet or telephone vote. A proxy also may be revoked by voting by ballot at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 3, 2010

The Company’s Proxy Statement and Annual Report on Form 10-K are available at:
http://www.proxyvoting.com/hub

The following proxy materials are available for you to review at http://www.proxyvoting.com/hub:

•	the Company’s 2010 Proxy Statement;

•	the proxy card(s);

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and

•	any amendments to the foregoing materials that are required to be furnished to shareholders.

If you would like to access your Proxy Statement and Annual Report on Form 10-K electronically in the future, in lieu of receiving paper copies, you may do so by signing up for electronic delivery of these documents online at http://www.proxyvoting.com/hub or choosing this option by following the appropriate instructions when you vote by telephone or by marking the appropriate box on your proxy card.

At the meeting, shareholders will be asked to consider and act upon the following proposals:

1. The election of the following persons to serve as Directors of the Company for the ensuing year, until the next Annual Meeting of Shareholders of the Company and until their respective successors have been duly elected and qualified.

Timothy H. Powers	Anthony J. Guzzi	Carlos A. Rodriguez
George W. Edwards, Jr.	Joel S. Hoffman	G. Jackson Ratcliffe
Lynn J. Good	Andrew McNally IV	Richard J. Swift Daniel S. Van Riper

2. The ratification of the selection of independent registered public accountants to audit the annual financial statements for the Company for the year 2010.

3. The reapproval of the Company’s 2005 Incentive Award Plan, as Amended and Restated.

4. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of (1) the election of the nominees to the Board named herein, (2) the ratification of the selection of independent registered public accountants, and (3) the reapproval of the Company’s 2005 Incentive Award Plan, as Amended and Restated. All proxies will be voted as specified by the Company’s shareholders. The Board of Directors recommends shareholders to vote FOR proposals 1, 2 and 3.

Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

Directions to attend the Annual Meeting where you may vote in person can be found on our website, www.hubbell.com, in the Investor Relations section. The content of the Company’s website is not incorporated by reference into, or considered to be a part of, this Proxy Statement.

VOTING RIGHTS AND SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The record date for the determination of shareholders entitled to vote at the meeting is the close of business on March 5, 2010. On March 5, 2010, the Company had outstanding 7,167,506 shares of Class A Common Stock, par value $.01 per share, and 52,746,282 shares of Class B Common Stock, par value $.01 per share, and no other voting securities. Each share of Class A Common Stock is entitled to twenty votes, and each share of Class B Common Stock is entitled to one vote. The presence at the Annual Meeting, in person or by proxy, of the holders of Class A Common Stock and Class B Common Stock holding in the aggregate a majority of the voting power of the Company’s outstanding shares shall constitute a quorum for the transaction of business. Once a share of common stock is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether there is a quorum. The vote required for each proposal to be acted upon at this meeting is set forth in the description of that proposal.

The following table sets forth as of March 5, 2010, or such other date as indicated in the table or the notes thereto, each of the persons known to the Company to own beneficially shares representing more than 5% of any class of the Company’s outstanding voting securities, with the percent of class stated therein being based upon the outstanding shares on March 5, 2010.

		Amount and
		Nature of
	Name and Address of	Beneficial		Percent
Title of Class	Beneficial Owner	Ownership		of Class

Class A Common Stock	Andrew McNally IV, G. J. Ratcliffe, and Richard W. Davies, as trustees under a Trust Indenture dated September 2, 1957 made by Louie E. Roche (the “Roche Trust”), c/o Hubbell Incorporated, 584 Derby Milford Road, Orange, Connecticut 06477	2,078,020	(1)(2)(4)	28.99%
Class A Common Stock	Andrew McNally IV, G. J. Ratcliffe, and Richard W. Davies, as trustees under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell (the “Hubbell Trust”), c/o Hubbell Incorporated, 584 Derby Milford Road, Orange, Connecticut 06477	1,410,440	(2)(3)(4)	19.68
Class A Common Stock	Adage Capital Partners, L.P.	582,090	(5)	8.12
	Adage Capital Partners GP, L.L.C.
	Adage Capital Advisors, L.L.C.
	Phillip Gross
	Robert Atchinson 200 Clarendon Street 52nd Floor Boston, Massachusetts 02116

		Amount and
		Nature of
	Name and Address of	Beneficial		Percent
Title of Class	Beneficial Owner	Ownership		of Class

Class B Common Stock	BlackRock, Inc. 40 East 52nd Street New York, New York 10022	4,485,493	(6)	8.5
Class B Common Stock	Artisan Partners Holdings LP	3,663,951	(7)	6.95
	Artisan Investment Corporation
	Artisan Partners Limited Partnership
	Artisan Investments GP LLC
	ZFIC, Inc.
	Andrew A. Ziegler
	Carlene M. Ziegler 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202
Class B Common Stock	Capital World Investors The Income Fund of America, Inc. 333 South Hope Street Los Angeles, California 90071	3,272,100	(8)	6.2
Class B Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,009,657	(9)	5.71

(1) The beneficiaries of such trust are the issue of Harvey Hubbell and their spouses.

(2) The Trust Indenture requires that, so long as no bank or trust company is acting as a trustee, there shall be three individuals acting as trustees, each of whom, so long as any securities of the Company are held by the trust, must be an officer or Director of the Company. The Trust Indenture provides that successor trustees are to be appointed by the trustees then in office. The trustees have shared voting and investment power with respect to the securities of the Company held in such trust.

(3) The beneficiaries of such trust are the issue of Harvey Hubbell.

(4) In addition, Messrs. McNally, Ratcliffe, and Richard W. Davies, Vice President, General Counsel and Secretary, beneficially own shares of the Company’s Common Stock as set forth in the table below with respect to Messrs. McNally and Ratcliffe. The shares of the Company’s Common Stock beneficially owned by Mr. Davies are included in the total amount of the Company’s Common Stock beneficially owned by “All Directors and executive officers as a group (19 persons)” in the table below.

(5) The Company has received a copy of Schedule 13G, as amended, as filed with the Securities and Exchange Commission (“SEC”) on February 16, 2010 by Adage Capital Partners, L.P. (“ACP”), Adage Capital Partners GP, L.L.C. (“ACPGP”), as general partner of ACP, Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, Phillip Gross, as managing member of ACA, and Robert Atchinson, as managing member of ACA, collectively, the “Reporting Persons”, reporting ownership of these shares as of December 31, 2009. According to the Schedule 13G, the Reporting Persons have shared voting and dispositive power as to these shares.

(6) The Company has received a copy of Schedule 13G as filed with the SEC on January 29, 2010 by BlackRock, Inc. (“BlackRock”) reporting ownership of these shares as of December 31, 2009. According to the Schedule 13G, on December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors, NA, which, together with certain affiliates, had previously filed a Schedule 13G with respect to the Company’s Class B common stock. As reported in BlackRock’s Schedule 13G, BlackRock has sole voting and dispositive power as to these shares. According to the Schedule 13G, the shares were acquired by the following subsidiaries of BlackRock: BlackRock Asset Management Japan Limited, BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC and BlackRock International Ltd.

(7) The Company has received a copy of Schedule 13G as filed with the SEC on February 11, 2010 by Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Investment Corporation (“Artisan Corp.”), the general partner of Artisan Holdings, Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC (“Artisan Investments”), the general partner of Artisan Partners, ZFIC, Inc. (“ZFIC”), the sole stockholder of Artisan Corp., Andrew A. Ziegler and Carlene M. Ziegler reporting ownership of these shares as of December 31, 2009. Andrew A. Ziegler and Carlene M. Ziegler are the principal stockholders of ZFIC. According to the Schedule 13G, Artisan Holdings, Artisan Corp., ZFIC, Andrew A. Ziegler and Carlene M. Ziegler have shared voting power with respect to 3,590,751 of such shares and shared dispositive power with respect to all such shares; and Artisan Partners and Artisan Investments have shared voting power with respect to 3,564,551 of such shares and shared dispositive power with respect to 3,637,751 of such shares. According to the Schedule 13G, the shares reported were acquired on behalf of discretionary clients of Artisan Partners and Artisan Holdings.

(8) The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 11, 2010 by Capital World Investors (“Capital World”) and The Income Fund of America, Inc. (“Income Fund”) reporting ownership of these shares as of December 31, 2009. As reported in said Schedule 13G, Capital Research and Management Company (“CRMC”) manages equity assets for various investment companies through two divisions, including Capital World. Capital World is deemed to be the beneficial owner of 3,272,100 shares of Class B Common Stock as a result of CRMC acting as investment advisor to various companies registered under Section 8 of the Investment Company Act of 1940. Capital World has sole dispositive power for all such shares, and Income Fund, which is advised by CRMC, has sole voting power for all such shares.

(9) The Company has received a copy of Schedule 13G as filed with the SEC on February 8, 2010 by The Vanguard Group, Inc. (“Vanguard”). As reported in said Schedule 13G, Vanguard has sole voting power with respect to 36,046 of such shares, sole dispositive power with respect to 2,973,611 of such shares and shared dispositive power with respect to 36,046 of such shares. According to the Schedule 13G, Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of Vanguard, is the beneficial owner of 36,046 of such shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these 36,046 shares.

The following table sets forth as of March 5, 2010, the equity securities of the Company beneficially owned by each of the Directors and the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly paid executive officers, referred to as the “named executive officers” of the Company, and by all Directors and executive officers of the Company as a group:

		Amount and
		Nature of
		Beneficial		Percent
Name	Title of Class	Ownership(1)		of Class

E. Richard Brooks	Class A Common	892	(2)	*
	Class B Common	2,658	(2)(3)	*
George W. Edwards, Jr.	Class A Common	1,000		*
	Class B Common	34,659	(3)	*
Lynn J. Good	Class B Common	1,000	(2)	*
Anthony J. Guzzi	Class B Common	3,150	(2)(3)	*
Joel S. Hoffman	Class A Common	3,821	(2)	*
	Class B Common	23,367	(2)(3)	*
Andrew McNally IV	Class A Common	3,490,891	(5)	48.70
	Class B Common	62,363	(3)	*
G. Jackson Ratcliffe	Class A Common	3,571,682	(5)	49.83
	Class B Common	285,770	(3)	*
Carlos A. Rodriguez	Class B Common	1,000	(2)	*
Richard J. Swift.	Class B Common	3,550	(2)(3)	*
Daniel S. Van Riper	Class A Common	1,000	(2)	*
	Class B Common	13,324	(2)(3)	*
Timothy H. Powers	Class A Common	106,304	(6)	1.48
	Class B Common	1,167,199	(4)(7)(8)	2.21
David G. Nord	Class A Common	106,304	(6)	1.48
	Class B Common	141,006	(4)(7)	*
Scott H. Muse	Class B Common	174,125	(4)	*
Gary N. Amato	Class B Common	117,025	(4)	*
William T. Tolley	Class B Common	125,034	(4)	*
All Directors and executive officers as a group (19 persons)	Class A Common	3,928,541	(2)(5)(6)(9)	54.81
	Class B Common	2,770,229	(2)(3)(4)(7)(8)(10)	5.25

*	Less than 1%.

(1)	The figures in the table and notes thereto represent beneficial ownership and sole voting and investment power except where indicated and include the following shares of Class B Common Stock obtainable within sixty days of March 5, 2010 by the exercise of stock options under the Company’s Stock Option Plan for Key Employees (“Option Plan”) and stock appreciation rights (“SARs”) pursuant to the Company’s 2005 Incentive Award Plan (together with the Option Plan, the “LTI Plans”) (see the table captioned “Outstanding Equity Awards at Fiscal Year End” on page 38): Mr. Powers — 983,197 shares, Mr. Nord — 79,650 shares,

Mr. Muse — 154,425 shares, Mr. Amato — 95,531 shares, and Mr. Tolley — 117,465; and all executive officers as a group — 1,831,078 shares.

(2)	Does not include stock units (each stock unit consisting of one share each of Class A Common Stock and Class B Common Stock) credited to and held under the Company’s Deferred Compensation Plan for Directors (“Deferred Plan for Directors”) for those Directors who are not employees of the Company, as discussed below under the section entitled “Compensation of Directors” on page 50. As of March 5, 2010, the following stock units have been credited under the Deferred Plan for Directors: Mr. Brooks — 10,292 stock units, Ms. Good — 168 stock units; Mr. Guzzi — 4,055 stock units, Mr. Hoffman — 10,699 stock units,
Mr. Rodriguez — 168 stock units; Mr. Swift — 3,977 stock units, and Mr. Van Riper — 1,633 stock units.

(3)	Includes 750 shares of Class B Common Stock granted as restricted stock under the 2005 Incentive Award Plan on May 4, 2009 which are subject to forfeiture if the Director’s service terminates (other than by reason of death) prior to the date of the regularly scheduled 2010 Annual Meeting of Shareholders.

(4)	Includes the following shares of Class B Common Stock granted as restricted stock under the 2005 Incentive Award Plan which are subject to vesting and forfeiture in equal annual installments over a period of three years: Mr. Powers — 26,518, Mr. Nord — 7,177, Mr. Muse — 5,556, Mr. Amato — 5,154, and Mr. Tolley — 4,305; and all executive officers as a group — 55,590 shares.

(5)	Includes 2,078,020 shares of Class A Common Stock owned by the Roche Trust of which Messrs. McNally, Ratcliffe, and Davies are co-trustees and have shared voting and investment power; and 1,410,440 shares of Class A Common Stock owned by the Hubbell Trust of which Messrs. McNally, Ratcliffe, and Davies are co-trustees and have shared voting and investment power.

(6)	Includes 106,304 shares of Class A Common Stock held by The Harvey Hubbell Foundation of which Messrs. Powers, Nord, and one corporate officer are co-trustees and have shared voting and investment power.

(7)	Includes 29,358 shares of Class B Common Stock held by The Harvey Hubbell Foundation of which Messrs. Powers, Nord, and one corporate officer are co-trustees and have shared voting and investment power.

(8)	Includes 500 shares of Class B Common Stock owned by Mr. Powers’ wife.

(9)	Includes 212,264 shares of Class A Common Stock held by the Company’s Pension Trust, the voting and investment powers over which are controlled by a Retirement Committee of which James H. Biggart, Vice President and Treasurer, two corporate officers, and one employee of the Company are co-members and have shared voting and investment power.

(10)	Includes 130,912 shares of Class B Common Stock held by the Company’s Pension Trust, the voting and investment powers over which are controlled by a Retirement Committee of which Mr. Biggart, two corporate officers, and one employee of the Company are co-members and have shared voting and investment power.

ITEM 1

ELECTION OF DIRECTORS

The Company’s By-Laws provide that the Board of Directors shall consist of not less than three nor more than twelve Directors who shall be elected annually by the shareholders. The Board has fixed the number of Directors at ten as of the Annual Meeting of Shareholders, and the following persons are proposed by the Board, upon recommendation of the Nominating and Corporate Governance Committee, as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Directors should become unavailable, it is intended that the shares represented by the proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. Each of the nominees below was elected as a Director by the shareholders of the Company, except for Ms. Good and Mr. Rodriguez who were appointed to the Board of Directors in June 2009. Mr. Brooks is retiring as a Director of the Company in accordance with the Company’s Corporate Governance Guidelines after serving the Company’s shareholders in that capacity since 1993, and therefore is not standing for re-election. Directors are elected by plurality vote. Abstentions and broker non-votes will not be counted for the purposes of the election of Directors.

			Year First
			Became a
Name	Age(1)	Principal Occupation	Director

Timothy H. Powers	61	Chairman of the Board, President, and Chief Executive Officer of the Company, since 2004; President and Chief Executive Officer, 2001-2004. Director of MeadWestvaco Corporation since 2006.	2001
G. Jackson Ratcliffe	73	Chairman of the Board of the Company, 1987-2004; Chairman of the Board, President and Chief Executive Officer, 1988-2001. Director of Sunoco, Inc. 1998-2009, Barnes Group 2001-2004, and Praxair, Inc., 1992-2008.	1980
George W. Edwards, Jr.	70	President and Chief Executive Officer of The Kansas City Southern Railway Company (railroad), 1991-1995. Director of El Paso Electric Company since 1993.	1990
Lynn J. Good	50	Group Executive and Chief Financial Officer of Duke Energy Corporation (electric power transmission and distribution), since July 2009. Group Executive and President of Duke’s Commercial Businesses, 2007-2009; Executive Vice President and CFO, Cinergy Corp., acquired by Duke Energy Corporation, 2005-2007.	2009

			Year First
			Became a
Name	Age(1)	Principal Occupation	Director

Anthony J. Guzzi	46	President and Chief Operating Officer of EMCOR Group, Inc. (mechanical, electrical construction and facilities services), since 2004. President, North American Distribution and Aftermarket, Carrier Corporation, a subsidiary of United Technologies, 2001-2004; President, Commercial Systems and Services, 2001. Director of EMCOR Group, Inc. since 2009.	2006
Joel S. Hoffman	71	Partner of Simpson Thacher & Bartlett LLP, a New York City law firm, 1971-1999.	1989
Andrew McNally IV	70	Senior Advisor, Hammond, Kennedy, Whitney & Company (merchant banking), since 2007; Partner, 1998-2006. Member, McNally Investments (merchant banking), since 2005. Chairman and Chief Executive Officer of Rand McNally & Company (printing, publishing and map-making), 1993-1997. Director of Reinhold Industries, Inc., 1999-2006.	1980
Carlos A. Rodriguez	45	President, National Account Services & Employer Services International, Automatic Data Processing, Inc. (payroll and tax processing, and business services), since March 2010. Division President for ADP’s Small Business Services and the Professional Employer Organization, 1999-2010.	2009
Richard J. Swift	65	Chairman of the Financial Accounting Standards Advisory Council, 2002-2006. Chairman, President and Chief Executive Officer of Foster Wheeler Ltd. (design, engineering, construction and other services), 1994-2001. Director of CVS Caremark Corporation since 2006, Ingersoll-Rand Company PLC since 1995, Kaman Corporation, since 2002, and Public Service Enterprise Group Incorporated, since 1994.	2003
Daniel S. Van Riper	69	Independent Financial Consultant, since 2003. Senior Vice President and Chief Financial Officer, Sealed Air Corporation (packaging materials and systems), 1998-2002; Special Advisor, 2002-2005. Director of 3D Systems Corporation since 2006 and DOV Pharmaceutical, Inc., 2002-2008.	2003

(1)	As of March 5, 2010.

During the five years ended December 31, 2009, each of the Directors, other than Messrs. McNally and Rodriguez, and Ms. Good, has either been retired or held the principal occupation set forth above opposite his or her name. The employment history of Messrs. McNally and Rodriquez, and Ms. Good during the past five years is reflected in the table above.

CORPORATE GOVERNANCE

The Board of Directors has adopted the Company’s Corporate Governance Guidelines (“Guidelines”) with respect to significant corporate governance issues. These Guidelines cover such issues as the composition of the Board and Board Committees, Board and Board Committee meetings, leadership development, including succession planning, new Director orientation, Board responsibilities and compensation, and Director independence. The Guidelines may be viewed on the Company’s website at www.hubbell.com.

The Board of Directors of the Company met ten times during the year ended December 31, 2009. During 2009, no Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees of which the Director was a member. Board members are expected to attend the Company’s annual meetings of shareholders. All of the Company’s Directors were in attendance at the Company’s May 4, 2009 Annual Meeting of Shareholders, except for Ms. Good and Mr. Rodriguez who were appointed to the Board of Directors in June 2009.

Director Independence

The Company’s Guidelines indicate that the Board shall be comprised of a majority of independent Directors. Each year the Nominating and Corporate Governance Committee reviews all relationships between Directors and the Company and its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) in accordance with the objective criteria of independence set forth by the New York Stock Exchange (“NYSE”) and the SEC and considers whether any relationship, individually or in the aggregate, is material and has impaired or may impair a Director’s exercise of independent judgment. The Nominating and Corporate Governance Committee also reviews a summary of the answers to annual questionnaires completed by each of the Directors, a report of transactions with Director-affiliated entities, Code of Ethics certifications (described below), the status of case submissions filed with the Company’s confidential communication hotline, and Company donations to charitable organizations (noting that The Harvey Hubbell Foundation Educational Matching Gifts Program is available to all Directors, officers and employees and matches eligible gifts up to a maximum of $4,000 made by an individual in any single calendar year). Following review and discussion, the Nominating and Corporate Governance Committee and the Company’s Vice President, General Counsel and Secretary, provide the results of this analysis and supporting information to the Board of Directors.

In evaluating and determining the independence of the Directors, the Nominating and Corporate Governance Committee considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and entities with which some of the Directors are or have been affiliated. Specifically, Messrs. Brooks, Edwards, Swift and Van Riper serve as directors of other companies with which the Company engages in ordinary course business transactions. Mr. Guzzi, Ms. Good and Mr. Rodriguez are officers of other companies with which the Company engages in ordinary course business transactions. The Nominating and Corporate Governance Committee considered the dollar amounts of transactions with each of these entities and any related arrangements between the Company and any of the applicable customers or suppliers, and determined that none were required to be disclosed as a related party transaction under the federal securities laws or otherwise impaired the applicable Director’s independence under NYSE guidelines. In addition, the Nominating and Corporate Governance Committee considered Mr. Ratcliffe’s prior service to the Company as President and CEO ending in 2001, as Chairman of the Board and as a consultant each ending in 2004, and the fact that he no longer had any relationship with the Company except as a Director, and determined that, in addition to meeting the NYSE “bright line” test for independence with respect to such prior service to the Company, such prior service did not otherwise impair his independence.

As a result of this review, the Board has determined that the following Directors are independent in accordance with applicable law and the NYSE rules: Mr. E. Richard Brooks, Mr. George W. Edwards, Jr., Ms. Lynn J. Good, Mr. Anthony J. Guzzi, Mr. Joel S. Hoffman, Mr. Andrew McNally IV, Mr. G. Jackson Ratcliffe, Mr. Carlos A. Rodriguez, Mr. Richard J. Swift, and Mr. Daniel S. Van Riper; and that Mr. Timothy H. Powers is not independent. Mr. Powers is not considered an independent outside Director because of his employment as Chairman of the Board, President and CEO of the Company. In determining the nominees for election as Directors at the 2010 Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee noted that the Company’s Guidelines provide that upon reaching age 72 a director shall not thereafter stand for re-election unless the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, makes an exception to this standard as deemed appropriate in the interests of the Company’s shareholders. Mr. Ratcliffe had reached the age of 72 in March 2008 and the Committee had determined that a waiver of the guideline was appropriate in Mr. Ratcliffe’s case in light of his extensive managerial experience and deep knowledge of the Company’s businesses. The Committee determined that waiver of the guideline continued to be appropriate for Mr. Ratcliffe in connection with the 2010 election of Directors.

Board Leadership Structure

The Company’s By-Laws require the Board to choose the Chairman of the Board from among the Directors and provide the Board with the ability to appoint the President of the Company as the Chairman of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time.

Based on the Company’s present circumstances, the Board has determined that the Company and its shareholders are best served by having Mr. Powers serve as its Chairman of the Board, President and CEO. Mr. Powers’ combined role as Chairman of the Board, President and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. Mr. Powers has served in this combined role since 2004. However, from 2001 to 2004, to assist in the transition of leadership from Mr. Ratcliffe (the Company’s former Chairman, President and CEO) to Mr. Powers, the Board determined that the Company was best served by having one person serve as the Chairman of the Board and another person serve as President and CEO.

The Board’s present composition provides independent and effective oversight of the Company’s business and affairs. The Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of Directors who meet the independence requirements of the NYSE. Mr. Powers is the only member of the executive management who is also a Director. The Board and Nominating and Corporate Governance Committee have assembled a Board that consists of strong and effective Directors who are currently or have been leaders or CFOs of major companies or institutions or advisors thereto, are independent analytical thinkers and have a diverse range of experience and skills.

In addition, the Board has established a Lead Director position, which rotates annually among the chairs of the Board Committees, as detailed in the Guidelines, immediately following the Company’s annual meeting. The Lead Director coordinates the activities of the Directors who are not Company officers (including those who are not independent by virtue of a material relationship, former status or family membership, or for any other reason) (collectively, the “Non-Management Directors”), coordinates the agenda for and chairs sessions of the Non-Management Directors, and facilitates communications between the Non-Management Directors and the other members of the Board and the management of the Company. At its meeting held on February 12, 2009, the Board of Directors, upon recommendation of Nominating and Corporate Governance Committee, amended the Guidelines to provide that any Director who is due to serve as Lead Director under the annual rotation procedure may decline acceptance of such position for any given term if the Director determines that the circumstances so warrant. Currently, Mr. Brooks is the Lead Director, and he is expected to hold this position through the Company’s 2010 Annual Meeting of Shareholders.

Given the strong leadership of the Company’s Chairman of the Board, President and CEO, the counterbalancing role of the Lead Director, and a Board otherwise comprised of effective and independent directors, the Board believes that, based on the Company’s present circumstances, the Board’s current leadership structure is appropriate.

Board Oversight of Risk

The Board is responsible for overseeing the Company’s risk management practices and Committees of the Board assist it in fulfilling this responsibility.

As required by its Charter, the Audit Committee routinely discusses with management the Company’s significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including guidelines and policies with respect to the Company’s assessment of risk and risk management. At least annually, the Audit Committee reviews with management the Company’s Enterprise Risk Management Program which identifies and quantifies a broad spectrum of enterprise-wide risks, and related action plans. In 2009, the Company’s full Board participated in this review and discussion and expects to continue this practice as part of its role in the oversight of the Company’s risk management practices. In addition, the Company’s Internal Audit and Legal Departments report to the Committee on various matters related to the Company’s risk exposures on an regular basis or more frequently if appropriate. Such matters may include a review of metrics related to the Company’s confidential communication hotline, Listen Up; reports of audits conducted by the Internal Audit Department; and code of ethics or compliance-related matters. At their discretion, members of the Board may also directly contact management to review and discuss any risk-related or other concerns that may arise between regular meetings.

In 2009, the Company reviewed with the Compensation Committee its compensation policies and practices applicable to all employees that could affect the Company’s assessment of risk and risk management. Following such review, the Company determined that its compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company. As part of its risk assessment and management activities going forward, the Company also determined that it would undertake an annual review of its compensation policies and practices as they relate to risk, the results of which will be shared with the Compensation Committee and, if appropriate, the full Board of Directors.

Code of Ethics

The Company has a Conflicts of Interest Policy, Business Ethics Policy and Use of Undisclosed Information Statement, which is the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (“Code of Ethics”). The Code of Ethics can be viewed on the Company’s website at www.hubbell.com. The Company requires all officers and Directors to certify compliance with the Code of Ethics and complete a Code of Ethics training course on an annual basis. Waivers to the Code of Ethics as to officers and Directors may be made only by the Company’s Board of Directors or an appropriate committee of the Board of Directors, and will be promptly disclosed to Company shareholders through the Company’s website.

Communications with Directors

Shareholders and interested parties may communicate with either the Company’s Lead Director or with the Non-Management Directors as a group by using any of the following methods: (a) via Listen Up confidential communication: (i) electronically at http://www.listenupreports.com; (ii) fax to 1-312-635-1501; (iii) toll free to 1-888-789-6627; or (iv) by mail to Listen Uptm/SAI Global, 101 Morgan Lane #301, Plainsboro, New Jersey 08536; or (b) by writing to: Board of Directors, c/o Richard W. Davies, Vice President, General Counsel and Secretary, Hubbell Incorporated, 584 Derby Milford Road, Orange, Connecticut 06477. Such communications will be distributed to the specific Director(s) requested by the interested party or, if generally to the Board, to other members of the Board as may be appropriate depending on the material outlined in the communication. For example, if a communication relates to accounting, internal accounting controls, or auditing matters, the communication will be forwarded to the Chair of the Audit Committee.

Board Committees

The Board of Directors has Audit, Compensation, Executive, Finance, and Nominating and Corporate Governance Committees. The principal responsibilities of each of these committees is described generally below, and in detail in their respective Committee Charters. The Charter for each of the Company’s (i) Audit Committee, (ii) Compensation Committee, (iii) Finance Committee, and (iv) Nominating and Corporate Governance Committee are available on the Company’s website at www.hubbell.com. The Charter for the Executive Committee is incorporated into Article III, Section 1, of the Company’s By-Laws which are also posted on the Company’s website.

Audit Committee

Messrs. Brooks, Guzzi, Hoffman, Van Riper, and Ms. Good serve as members of the Audit Committee, with Mr. Van Riper as Chairman. The Audit Committee consists of members who are “independent” as defined in the current NYSE listing standards and regulations adopted by the SEC under the federal securities laws. The Audit Committee appoints independent registered public accountants to serve as auditors for the following year, subject to ratification by the shareholders at the annual meeting; meets periodically with the independent registered public accountants, internal auditors, and appropriate personnel responsible for the management of the Company and subsidiary companies concerning the adequacy of internal controls and the objectivity of the financial reporting of the Company; reviews and oversees the independence of the Company’s independent registered public accountants; reviews and discusses the Company’s internal audit function and its personnel; pre-approves the hiring of the independent registered public accountants for audit and non-audit services; and reviews and approves the scope of the audit and fees for the audit and non-audit services performed by the independent registered public accountants. The independent registered public accountants and the Company’s management and internal auditors each meet alone with the Audit Committee several times during the year and have access at any time to the Audit Committee. The Board of Directors has determined, in its business judgment, that each member of the Audit Committee is financially literate, at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise and that Mr. Van Riper and Ms. Good each meet the SEC criteria of an “audit committee financial expert”. The Audit Committee met nine times in 2009.

Executive Committee

Messrs. Edwards, Hoffman, McNally, Powers, and Ratcliffe serve as members of the Executive Committee, with Mr. Ratcliffe as Chairman. The Executive Committee meets during intervals between meetings of the Board of Directors and may exercise all the powers of the Board of Directors in the management of the business, and properties and affairs of the Company, except certain powers set forth in the By-Laws of the Company. The Executive Committee did not meet in 2009.

Compensation Committee

Messrs. Edwards, McNally, Rodriguez, Swift, and Van Riper serve as members of the Compensation Committee, with Mr. Edwards as Chairman. The Compensation Committee consists of Directors who are “independent” as defined in the current NYSE listing standards and regulations adopted by the SEC under the federal securities laws. The Compensation Committee conducts an annual appraisal of the performance of the CEO and determines the compensation (base salary plus additional compensation and benefits) of the CEO. After consultation with the CEO and the Chairman of the Board of Directors, the Compensation Committee also determines the compensation of other members of the Company’s senior management group. The Compensation Committee evaluates the performance of the Chairman of the Board of Directors; determines equity grants under the Company’s 2005 Incentive Award Plan; recommends (for approval) to the Board of Directors pension changes, and other significant benefits or perquisites; and reviews the members of the Company’s senior management group and plans for the development of qualified candidates, and reports to the Board of Directors annually. The Compensation Committee met five times in 2009.

Finance Committee

Messrs. Edwards, McNally, Powers, Ratcliffe, and Rodriguez serve as members of the Finance Committee, with Mr. McNally as Chairman. The Finance Committee recommends to the Board of Directors of the Company proposals concerning long- and short-term financing, material divestments and acquisitions, cash and stock dividend policies, programs to repurchase the Company’s stock, stock splits, and other proposed changes in the Company’s capital structure; periodically reviews the Company’s capital expenditure policy and recommends changes to the Board of Directors, where appropriate, and, when requested by the Board of Directors, reviews and makes recommendations to the Board of Directors with respect to proposals concerning major capital expenditures and leasing arrangements; monitors the Company’s effective tax rate and related tax matters; reviews annually the Company’s insurance programs and their adequacy to protect against major losses and liabilities; reviews and monitors the administration and asset management of the Company’s employee benefit plans, including the selection of investment and other advisors, the allocation of assets between fixed income and equity, the performance of plan investment managers and pension plan contributions; and reviews and monitors the administration of the Company’s cash and investment portfolios, including the Company’s investment guideline policies. The Finance Committee met nine times in 2009.

Nominating and Corporate Governance Committee

Messrs. Brooks, Guzzi, Hoffman, and Swift and Ms. Good serve as members of the Nominating and Corporate Governance Committee, with Mr. Brooks as Chairman. The Nominating and Corporate Governance Committee consists of Directors who are “independent” as defined in the current NYSE listing standards and regulations adopted by the SEC under the federal securities laws. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its responsibilities by identifying individuals qualified to become Board members; recommending Director nominees to be elected at the next annual meeting of shareholders or appointed by the Board of Directors to fill vacancies on the Board; reviewing and recommending (for approval) to the Board of Directors compensation for service on the Board of Directors and its various committees, policies governing retirement from the Board of Directors, and individuals to serve as the Company’s officers and members of the various committees of the Board of Directors; reviewing and recommending to the Board (for approval) changes proposed by the Chairman of the Board and the CEO pertaining to the structure and appointment of the Company’s officers; and developing and recommending to the Board of Directors the adoption, or amendment, of the Guidelines and principles applicable to the Company. The Nominating and Corporate Governance Committee met six times in 2009.

Director Nominations

Qualifications of Director Nominees

As set forth in the Guidelines, the Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the size of the Board and the appropriate characteristics, skills and experience for the Board and its individual members. The Committee recommends to the Board candidates for Board membership in accordance with the Guidelines and the selection criteria outlined in its Charter. In evaluating suitability to the Board, the Committee considers candidates on the basis of their ability to make independent analytical inquiries; general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; educational and professional background; experience in corporate governance (such as an officer or a former officer of a publicly held corporation); experience in the Company’s industry; experience as a board member of another publicly held corporation; and academic expertise in an area of the Company’s operations. Candidates are assessed on the basis of their qualifications, experience, skills and ability to enhance shareholder value. The Nominating and Corporate Governance Committee and the Board evaluate each candidate in the context of the Board as a whole. The Board does not have a policy with regard to the consideration of diversity in identifying director nominees, rather the objective is to assemble a Board with diverse experience in these various areas that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment.

Each Director nominee possesses the appropriate characteristics, skills and experience specified in the Company’s Guidelines and the Nominating and Corporate Governance Committee Charter for membership to the Board of Directors. As a result, the Board is comprised of individuals with strong and unique backgrounds, giving the Board, as a whole, competence and experience in a wide variety of areas such as finance and accounting, operations, legal, investing, risk management, mergers and acquisitions, auditing, corporate governance and public company board service. Several nominees have served or are currently serving as CEO or CFO of reputable public companies in industries, like manufacturing and power, that share common characteristics with the Company’s industry. Set forth below are summaries of the experience of the nominees considered by the Nominating and Corporate Governance Committee in assembling a Board best suited to represent the interests of the Company and its shareholders:

Mr. Powers brings to the Board many years of CFO, CEO, management, strategic development, and mergers and acquisitions experience in manufacturing industries, including:

•	Chairman (since 2004), President and CEO (since 2001), and Senior Vice President and CFO (1998-2001) of the Company

•	Previously, 10 years of experience in manufacturing as Executive Vice President, Finance and Business Development Americas Region at ABB, Inc. and 3 years of experience as Vice President and Corporate Controller for BBC Brown Boveri, Inc.

•	Serves on the boards of MeadWestvaco Corporation, a public manufacturing corporation, and the National Electric Manufacturers Corporation (NEMA), and on the Board of Trustees of Manufacturers Alliance (MAPI)

Mr. Ratcliffe brings to the Board extensive legal, CFO, CEO, management, strategic development, and mergers and acquisitions experience, public corporation board experience and numerous years with the Company in a variety of capacities, including:

•	35 years with the Company consisting of 14 years as President and CEO, and 17 years as Chairman, 7 years as CFO, and 6 years as Chief Legal Officer

•	Served on the boards of 9 public corporations, including Sunoco, Inc., Praxair, Inc., Barnes Group, Inc., Olin Corporation, and Aquarion Company

Mr. Edwards brings to the Board many years of CEO and management experience in the utility and railroad industries, and public corporation board experience, including:

•	Past Chairman, President and CEO experience at The United Illuminating Company, a public utility

•	Past President and CEO experience at The Kansas City Southern Railway Company

•	Served on several boards of public corporations, including Aquarion Company and El Paso Electric Company, where he also was Chairman of the Board

Ms. Good brings to the Board CFO and finance, auditing, and general management experience in the utility industry, including:

•	Present Group Vice President and CFO of Duke Energy, an electric power company; past experience in various capacities as Senior Vice President and Treasurer, and President of Commercial Business

•	CFO and Controller of a utility holding company prior to its acquisition by Duke Energy

•	Served as partner of Arthur Anderson LLP for 10 years and Deloitte & Touche LLP for 1 year

•	Certified Public Accountant (“CPA”) for approximately 27 years

•	Qualifies as an audit committee financial expert

Mr. Guzzi brings to the Board COO, manufacturing, strategic development, operations and management consultant experience, including:

•	Present President and COO of EMCOR Group, Inc., a public manufacturing corporation that designs, operates, and maintains complex mechanical and electrical systems

•	Past experience in manufacturing including President, North American Distribution and Aftermarket, and President, Commercial Systems and Services of Carrier Corporation, a subsidiary of United Technologies

•	Past experience as an engagement manager with McKinsey & Company, a prominent management consulting firm

Mr. Hoffman brings to the Board many years of experience as a partner in a New York City law firm specializing in mergers and acquisitions, securities and governance, including:

•	37 years of experience as a practicing attorney, and for approximately 25 years was the Company’s lead outside attorney advising the Company on mergers and acquisitions, securities, governance and other legal issues related to the business

•	Director of the Company for 20 years

Mr. McNally brings to the Board many years of CEO, management and operations experience in the publishing industry and public and private corporation boards, mergers and acquisitions, finance, and risk analysis experience, as well as service in merchant and investment banking, including:

•	Past Chairman and CEO of Rand McNally & Company, engaged in printing, publishing and map-making

•	Past Director of numerous public and private corporations, including Reinhold Industries, Inc., Burns International Service Corp., Borg Warner Security Corp., Zenith Electric Corp., and Mercury Finance

•	Former partner and current Senior Advisor of Hammond, Kennedy, Whitney & Company, and a partner in McNally Investments, both merchant bankers

Mr. Rodriguez brings to the Board many years of CFO, finance, operations, merger and acquisition, and banking and general management experience, including:

•	Division President of the small business services and added value services of ADP, one of the largest payroll and tax filing processors

•	Previous CFO and other high level finance experience with a public company acquired by ADP and was CFO of two privately held corporations

•	Advisory board member of a private equity fund

Mr. Swift possesses CEO and public corporation board experience, and a strong finance and corporate governance background, including:

•	Past Chairman, President and CEO of Foster Wheeler Ltd.

•	Serves on several boards of public corporations, including Ingersoll-Rand Company, PLC, Kaman Corporation, and CVS/Caremark Corporation, and has over 25 years of audit committee experience

•	Former Chairman of the National Foreign Trade Council and former Chairman of the Financial Accounting Standards Advisory Counsel, which advises FASB on accounting standards

Mr. Van Riper brings to the Board, CFO, public accounting, finance, audit, corporate governance, strategic planning, mergers and acquisitions, risk analysis, and public board experience, including:

•	Past Senior Vice President and CFO of Sealed Air Corporation

•	Serves/served on several boards of public companies, including New Brunswick Scientific Co., Inc., DOV Pharmaceutical, Inc., Millenium Chemicals Inc., 3D Systems Corporation, and Globecomm Systems Inc.

•	Served as a partner of accounting firm KPMG LLP for 26 years, including as lead partner to Fortune 500 and other U.S. and multinational corporations in a variety of areas

•	CPA for approximately 45 years

•	Qualifies as an audit committee financial expert

Director Nomination Process

In searching for qualified Director candidates for election to the Board and to fill vacancies on the Board, the Board solicits current Directors for the names of potentially qualified candidates and may ask Directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates and will consider suggestions from shareholders for nominees for election as Directors and evaluate such suggested nominees on the same terms as candidates identified by Directors, outside advisors or search firms selected by the Nominating and Corporate Governance Committee. Ms. Good and Mr. Rodriquez were recommended to the Nominating and Corporate Governance Committee by a third party search firm.

Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates. Candidate(s) who appear to be suitable based upon their qualifications and the Board’s needs are then interviewed by the independent Directors and executive management. Candidates may be asked to submit additional information to the Company, after which the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the recommended candidate is nominated for election by the Company’s shareholders or the candidate is appointed by the Board to fill a vacancy on the Board.

Any shareholder who intends to propose a candidate to the Nominating and Corporate Governance Committee for nomination as a Director should deliver written notice to the Secretary of the Company with the following information: (a) the nominee’s biographical data (including business experience, service on other boards, and academic credentials), (b) all transactions and relationships, if any, between the nominating shareholder or such nominee, on the one hand, and the Company or its management, on the other hand, as well as any relationships or arrangements, if any, between the nominating shareholder and the nominee and any other transactions or relationships of which the Board of Directors should be aware in order to evaluate such nominee’s potential independence as a Director, (c) details of whether the nominee or the nominating shareholder is involved in any on-

going litigation adverse to the Company or is associated with an entity which is engaged in such litigation and (d) whether the nominee or any company for which the nominee serves or has served as an officer or director is, or has been, the subject of any bankruptcy, SEC or criminal proceedings or investigations, any civil proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations. The notice must also contain a written consent confirming the nominee’s (a) consent to be nominated and named in the Company’s proxy statement and, if elected, to serve as a Director of the Company and (b) agreement to be interviewed by the Nominating and Corporate Governance Committee and submit additional information if requested to do so. Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the Nominating and Corporate Governance Committee to complete its review in a timely fashion.

Shareholder Nominations for Director

The Company’s By-Laws contain time limitations, procedures and requirements relating to direct nominations of Directors by shareholders of record. Any such shareholder who intends to bring before an annual meeting of shareholders any nomination for Director must deliver written notice to the Secretary of the Company. This notice must make certain representations, provide specified consents, and set forth specified information with respect to the shareholder and the nominee, including, without limitation, information as would be required under applicable securities law and SEC regulations in a proxy statement used to solicit proxies for the nominee. In general, the notice must be delivered not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting (or, if the date of the 2011 Annual Meeting of Shareholders is more than twenty days before or more than seventy days after May 3, 2011, notice by the shareholder must be so delivered not earlier than ninety days prior to the meeting and not later than seventy days prior to the meeting or the tenth day following the date on which public disclosure of the date of the meeting is first made by the Company). If, however, the number of Directors to be elected at the 2011 Annual Meeting of Shareholders is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least eighty days prior to May 3, 2011, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. The Company’s By-Laws can be viewed on its website at www.hubbell.com.

COMPENSATION DISCUSSION AND ANALYSIS

Overview/Philosophy

The total direct compensation package for the Company’s executives is made up of three elements:

•	base salary,

•	a short-term cash-based incentive program tied to achievements of designated performance objectives, and

•	a long-term incentive program in the form of equity-based compensation.

Executives also receive indirect compensation through employee benefit plans, perquisites and severance protection.

Accordingly, the total compensation set forth in the Summary Compensation Table, consists of both variable (annual short-term and long-term incentive award grants valued as if paid currently) as well as non-variable compensation (base salary, benefit plans, and perquisites).

Variable compensation provides Company executives with additional compensation based on both Company and individual performance. The performance goals assigned to variable compensation opportunities are designed to promote the Company’s strategic interests, thereby aligning executives’ financial concerns with those of the Company’s shareholders. Variable and non-variable compensation provides Company executives with income that is reflective of competitive benchmarks which enhances the Company’s ability to attract and retain key management. The Company has adopted an incentive-pay-for-performance philosophy pursuant to which the greatest portion of an executive’s total direct compensation is variable and therefore is linked to performance on both a short-term and long-term basis.

The Role of the Compensation Committee and Compensation Consultant

The Compensation Committee determines the Company’s compensation philosophy and approves each element of the Company’s executive officers’ compensation. In determining the amount of total direct compensation for the named executive officers, the Compensation Committee has sought the advice of and reviewed data provided by Exequity, LLP (“Exequity”), an independent outside compensation consultant. Exequity advises the Compensation Committee with respect to named executive officer compensation. Exequity does not advise the management of the Company, and receives no compensation from the Company for services other than as directed by the Compensation Committee and the Nominating and Corporate Governance Committee (for which Exequity provides guidance with respect to independent Director compensation).

In 2009, the Compensation Committee discussed its compensation philosophy with Exequity, but otherwise did not impose any specific limitations or constraints on, or otherwise direct, the manner in which Exequity performed its advisory services. As advisor to the Compensation Committee, Exequity reviewed the total compensation strategy and pay levels for the Company’s named executive officers, examined all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informed the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provided general advice to the Compensation Committee with respect to all compensation decisions pertaining to the CEO and to all senior executive compensation recommendations submitted by management.

The Compensation Committee considers recommendations made by the CEO with respect to compensation for executives that report directly to him. However, the Compensation Committee is the sole determiner of all final executive compensation decisions.

Benchmarking

Exequity supplied the Compensation Committee with compensation data for each element of the total direct compensation package (base salary, short-term and long-term incentive awards). The Compensation Committee benchmarked to the median pay levels for specific positions at manufacturing companies represented in the Hewitt Associates Total Compensation DataBasetm which equates to a community of over 200 companies in the U.S. general manufacturing sector. The data relied upon by the Compensation Committee was a statistical summary of the pay practices for the manufacturing companies in that database and was not representative of any individual companies. In fact, the Compensation Committee does not know the names of the companies whose pay practices are reflected in the statistical summary, nor does it receive information with respect to pay practices at any individual company included in the database. Throughout this Compensation Discussion and Analysis (“CD&A”) references to “benchmarking”, “competitive data” or “market” refer to this statistical summarized data.

The Compensation Committee’s decision to benchmark the Company’s executive compensation levels to the practices of such general manufacturing companies reflects the fact that the source and the destination of the Company’s senior executive talent extend beyond the limited community of electrical manufacturers and includes a wide range of other organizations in the manufacturing sectors outside the Company’s traditional competitors for products and services. Benchmarking pay practices to a broad representation of general industry ensures that the Company sets its pay at such levels as will position it to attract and retain qualified senior executives in the face of competing pressures in the Company’s relevant labor markets.

The Compensation Committee’s review of the data in 2009 showed the Company’s total pay structure for its executives to be competitive with 50th percentile practices in that external market, the position to which the Committee aims to manage executive compensation opportunities. The actual base salary, target total cash (base salary plus short-term incentive award targets), and total target compensation (total target cash plus the grant date value of long-term incentive opportunities) for the named executive officers as a group were positioned close to the 50th percentile, as shown in the following table:

	Base Salary	Target Total Cash	Total Compensation

Target Position	50th percentile	50th percentile	50th percentile
Actual Position	2.1% above	2.0% above	1.7% below

To ensure a comprehensive evaluation of total remuneration, compensation tally sheets totaling 2009 compensation for each named executive officer were prepared for, and reviewed by, the Compensation Committee. These tally sheets identified and valued each component of the named executive officer’s compensation, including base salary, short-term and long-term incentive awards, pension benefits, deferred compensation, perquisites, and potential change in control and severance benefits, and provided an aggregate sum for each executive. The Compensation Committee intends to continue the practice of reviewing tally sheets on at least an annual basis to aid it in its administration of the Company’s compensation program.

Base Salary

Base salaries are determined by reference to competitive data and individual levels of responsibility. As noted previously, the Company defines its market competitive position for base salaries as the 50th percentile of the market data. This benchmark represents the Compensation Committee’s belief that base compensation, which is not performance-based, should be competitive in order to attract and retain qualified individuals. In December 2009, management requested, and the Committee approved, that the named executive officers receive no base salary adjustment for 2010 in light of the challenging economic environment.

Short-Term Incentive Compensation (Non-Equity)

Like base salaries, annual short-term incentive award expenditures are targeted at 50th percentile levels for similarly-sized companies across general industry. Short-term incentive awards for executives are paid pursuant to the Company’s Incentive Compensation Plan and Senior Executive Incentive Compensation Plan (“Senior Plan”). Individual short-term incentive award target levels for each executive are determined by reference to competitive data provided by Exequity, though the actual amount of short-term incentive awards paid to each executive reflect achievement of Company financial and strategic plan goals which include factors such as free cash flow and earnings per diluted share (“EPS”). Short-term incentive award target levels (“STI Target”) are measured as a percentage of base salaries as indicated below:

	STI Target
Name	Percentage	Base Salary	STI Target

T. H. Powers	100%	$930,000	$930,000
D. G. Nord	70%	$432,600	$302,820
S. H. Muse	70%	$420,200	$294,140
G. N. Amato	70%	$390,000	$273,000
W. T. Tolley	70%	$358,600	$251,020

Messrs. Muse, Amato and Tolley participated in the Incentive Compensation Plan in 2009. Messrs. Powers and Nord participated in the Senior Plan, a program that is specifically designed so as to protect for the Company the tax deductibility of short-term incentive awards earned by Messrs. Powers and Nord.

The following sections provide a general description of how the Incentive Compensation Plan and Senior Plan work:

Incentive Compensation Plan — Named Executive Officers Other Than The CEO and CFO

The Incentive Compensation Plan is structured to closely resemble the design of executive short-term incentive award plans that are common at other companies in the general manufacturing environment. Maintaining a short-term incentive award plan that typifies those used elsewhere enhances the appeal of the Company’s compensation program generally and strengthens the Company’s ability to attract and retain high quality executive talent.

The Incentive Compensation Plan authorizes the creation of an incentive compensation pool each year equal in amount to 15% of the excess of the Company’s consolidated earnings over 10% of the beginning year invested capital and long-term debt. Actual short-term incentive awards are paid from the authorized pool based on the extent to which the Company achieves Compensation Committee-approved performance goals with respect to essential operating measures such as EPS, operating profit, and trade working capital, as well as other strategic objectives as determined in the discretion of the Compensation Committee.

Incentive Compensation Plan participants can earn from 50% to 200% of their STI Target each year, based on performance. However, if performance falls below a pre-established minimally acceptable threshold, then no short-term incentive award is payable. For 2009, given the complexity of establishing performance targets in an increasingly unstable economic environment and to ensure protection of the interests of the shareholders, the Compensation Committee expressly stated that it would utilize the performance measures, weightings and thresholds discussed below as guidelines in its consideration of the payment of short-term incentive awards (“STI Guidelines”). The Committee would then apply discretion to determine an incentive payout that was representative of Company performance and in the interests of the shareholders.

Corporate Officer Short-Term Incentive Award Guidelines

For 2009, the Compensation Committee identified two measures of performance that it would use as principal considerations in its assessment of performance for purposes of determining short-term incentive awards: EPS and free cash flow (cash flow from operations less capital expenditures). EPS was identified because it was deemed by the Compensation Committee to affect shareholder value most directly and to be an important variable in determining share price. Free cash flow was identified because it is an important determinant in Company performance. For Messrs. Powers and Nord, the following table sets forth the performance results and payout applying the STI Guidelines and also reflects the actual reduced payout granted by the Compensation Committee:

	Relative				Performance Result
Measures	Weight	Performance Threshold			Actual	Weighted
		Minimum:	$2.20 =	50%
EPS	80%	Target:	$2.75 =	100%	173%	138%
		Maximum:	≥ $3.30 =	200%

		Minimum:	$164M =	50%
Free cash flow	20%	Target:	$205M =	100%	200%	40%
		Maximum:	$246M =	200%

					STI Guidelines Payout:	178%

					Actual Payout:	110%

If the minimum levels of EPS of $2.20 and free cash flow of $164 million were not obtained, then no short-term incentive award was to be paid. For EPS and free cash flow between the minimum and maximum, the amount of short-term incentive awards were to be interpolated on a straight-line basis.

For 2009, actual EPS was $3.15 and free cash flow was $368 million. These results surpassed the performance thresholds established by the Compensation Committee as STI Guidelines. However, the Compensation Committee determined to reduce the actual payout to Messrs. Powers and Nord under the Senior Plan from the 178% that would have been achieved under the STI Guidelines, to 110% of target. The Compensation Committee, in making this determination, considered that the minimum, target and maximum performance goals for 2009 were lower than for

2008, as they were set at a time when market conditions were deteriorating. The Compensation Committee also considered the fact that:

•	there had been a material increase in the Company’s share price year-over-year (as well as over the last 18 months),

•	in 2009 the Company generated the third highest earnings level in the Company’s history; and

•	in 2009 the Company had its highest level of free cash flow.

After balancing these factors, the Compensation Committee determined that although the Company’s general performance was very strong, it was below the level that warranted an award calculated strictly in accordance with the STI Guidelines. Rather, the reduced award would appropriately recognize the level of the Company’s financial achievements, and would also be fair to management for their excellent results during difficult operating conditions.

Accordingly, the short-term incentive awards earned by Messrs. Powers and Nord as shown in the Summary Compensation Table on page 34 reflect achievement of 110% of target.

Group Vice President Short-Term Incentive Award Guidelines

In addition to EPS and free cash flow measured in the same manner as for Messrs. Powers and Nord described above, the group vice presidents’ STI Guidelines were comprised of a composite of (i) operating profit and trade working capital objectives specific to the group vice presidents’ business unit (for Mr. Muse, the lighting business (“Lighting”), for Mr. Amato, the electrical systems business (“Electrical Systems”), and for Mr. Tolley, the power systems business (“Power”)), and (ii) strategic objectives that were identified as being important indicia of success for the group vice president’s respective business unit.

The STI Guidelines for Messrs. Muse, Amato and Tolley were as follows:

Measures	Relative Weight	Performance Threshold
		Minimum:	< 80% =	0%
Operating profit and Trade working capital	70%	Target: Maximum:	100% = ≥ 120% =	100% 200%

EPS and Free cash flow	15%	See the Corporate Officer Short-Term Incentive Award Guidelines discussion above

Strategic objectives	15%	Compensation Committee discretion based on achievements related to strategic objectives

Focusing a significant portion of the group vice presidents’ potential short-term incentive award on operating profit and trade working capital results was deemed by the Compensation Committee to promote decision making that would best increase the value of the business unit with respect to which the officer has direct oversight and control. The operating profit, trade working capital, EPS and free cash flow targets were the only targets material to the consideration of Messrs. Muse’s, Amato’s and Tolley’s annual short-term incentive award. The strategic objectives for Messrs. Muse, Amato and Tolley were selected by the Compensation Committee after identifying with management certain objectives that relate to central elements for the strategic plan of each business. However, no single strategic objective was a material consideration in the Committee’s determination of an annual short-term incentive award. Some of the strategic objectives were formula driven, others were not, reflecting instead the Compensation Committee’s judgment with respect to achievements in improving the Company’s safety performance and leveraging the Company’s enterprise business system including advancements in standardized reporting and available functionality.

Although the Compensation Committee determined that the general performance for each of the group vice presidents was very strong, it was below the level that warranted an award calculated strictly in accordance with the STI Guidelines. Therefore, the Committee used its discretion to reduce the award amounts to a level that appropriately recognized the Company’s financial achievements, and was also fair to management for their excellent results during difficult operating conditions. The following section discusses the performance results and payout of each of the group vice president’s businesses applying the STI Guidelines discussed above and also reflects the actual reduced award payout granted by the Compensation Committee:

Mr. Muse.  The Lighting business achieved operating profit performance that was 22% below prior year, but ahead of plan expectations which translated to a performance result for Mr. Muse of 144% on the operating profit measure. The Lighting business achieved trade working capital performance slightly below plan expectations. This performance translated to a performance result of 96% on the trade working capital measure. The Compensation Committee assessed Mr. Muse’s performance on the strategic objectives and determined that such results corresponded to a performance level of 150%. These results collectively surpassed the performance thresholds used as guidelines by the Compensation Committee. However, while the Committee determined Mr. Muse’s performance to be strong, the Compensation Committee applied discretion and determined an award reduced to 109% was more reflective of Mr. Muse’s performance. As a result, Mr. Muse’s actual short-term incentive award for 2009 is shown in the following table:

			Performance Result
Measures	Relative Weight	Performance Threshold	Actual	Weighted
Operating profit	70%	77% of prior year	144%	92%

Trade working capital		23.5% of net sales	96%

EPS and Free cash flow	15%	See above	178%	27%

Strategic objectives	15%	Compensation Committee discretion as described above	150%	22%

			STI Guidelines Payout:	141%

			Actual Payout:	109%

Mr. Amato.  The Electrical Systems business achieved operating profit performance that was 27% below prior year, but ahead of plan expectations which translated to a performance result for Mr. Amato of 116% on the operating profit measure. The Electrical Systems business achieved trade working capital performance well above plan expectations. This performance translated to a performance result of 200% on the trade working capital measure. The Compensation Committee assessed Mr. Amato’s performance on the strategic objectives and determined that such results corresponded to a performance level of 175%. These results collectively far surpassed the performance thresholds used as guidelines by the Compensation Committee. However, while the Committee determined Mr. Amato’s performance to be very strong, the Compensation Committee applied discretion and determined an award reduced to 115% was more reflective of the Mr. Amato’s performance. As a result, Mr. Amato’s actual short-term incentive award for 2009 is indicated in the following table:

			Performance Result
Measures	Relative Weight	Performance Threshold	Actual	Weighted
Operating profit	70%	76% of prior year	116%	96%

Trade working capital		21.5% of net sales	200%

EPS and Free cash flow	15%	See above	178%	27%

Strategic objectives	15%	Compensation Committee discretion as described above	175%	26%

			STI Guidelines Payout:	149%

			Actual Payout:	115%

Mr. Tolley.  The Power business achieved operating profit performance that was 10% above prior year which translated to a performance result for Mr. Tolley of 162% on the operating profit measure. The Power business achieved trade working capital performance in excess of plan expectations. This performance translated to a performance result of 139% on the trade working capital measure. The Compensation Committee assessed Mr. Tolley’s performance on the strategic objectives and determined that such results corresponded to a performance level of 150%. These results collectively far surpassed the performance thresholds used as guidelines by the Compensation Committee. However, while the Committee determined Mr. Tolley’s performance to be strong, the Compensation Committee applied discretion and determined an award reduced to 122% was more reflective of the Mr. Tolley’s performance. As a result, Mr. Tolley’s actual short-term incentive award for 2009 is shown in the following table:

			Performance Result
Measures	Relative Weight	Performance Threshold	Actual	Weighted
Operating profit	70%	99% of prior year	162%	109%

Trade working capital		17.4% of net sales	139%

EPS and Free cash flow	15%	See above	178%	27%

Strategic objectives	15%	Compensation Committee discretion as described above	150%	22%

			STI Guidelines Payout:	158%

			Actual Payout:	122%

Senior Executive Incentive Compensation Plan — CEO and CFO

The Senior Plan is the means for paying short-term incentive awards to the limited number of named executive officers whose incentive compensation opportunities might not otherwise be tax deductible due to the application of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Senior Plan is designed to ensure that short-term incentive amounts paid to its participants are performance-based, thereby ensuring that such amounts remain tax deductible under Section 162(m) of the Code. Plans like the Senior Plan are widely used by companies in the general manufacturing sector as they ensure the tax deductibility of the compensation paid. Their prevalence across general industry helps promote interest in the Company’s compensation programs among the community of high quality senior executives that the Company strives to recruit and retain.

Short-term incentive awards under the Senior Plan also are earned contingent on the achievement of Compensation Committee-approved goals. Participants become entitled to a percentage of the short-term incentive award fund described in connection with the Incentive Compensation Plan. Under the terms of the Senior Plan, for example:

Mr. Powers was eligible to earn a maximum amount for 2009 equal to the lesser of:

•	15% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or

•	$5,000,000.

Mr. Nord’s maximum amount for 2009 was the lesser of:

•	10% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or

•	$5,000,000.

The Compensation Committee then uses its discretion to size actual short-term incentive award payments in relation to goal attainment. However, awards approved by the Compensation Committee under the Senior Plan have mirrored those that would have been paid to participants had they been awarded under the Incentive Compensation Plan at a target of 100% of base salary for Mr. Powers, and a target of 70% of base salary for Mr. Nord. It follows, therefore, that in 2009 Messrs. Powers and Nord were eligible to earn a maximum short-term incentive award equal to 200% of their STI Target if EPS exceeded $3.30 and free cash flow exceeded $246 million. The Compensation Committee then was permitted to reduce (but not increase) these short-term incentive award amounts according to its discretionary assessment of performance. This formulation is necessary to ensure that (i) any short-term incentive awards payable are deductible under Section 162(m) of the Code, and (ii) the amount payable remains in line with the total compensation targeted percentiles described on page 21.

In exercising its discretion to reduce the maximum earned short-term incentive award to the level reported in the Summary Compensation Table, the Compensation Committee considered the same EPS and free cash flow performance goals, weightings and formulation that it applied to the Incentive Compensation Plan participants. For 2009, since actual EPS was $3.15 and free cash flow was $368 million, the Compensation Committee approved for Messrs. Powers and Nord the amounts displayed in the Summary Compensation Table on page 34 which mirrored the amounts that they would have received as corporate officers under the Incentive Compensation Plan.

Long-Term Incentive Compensation (Equity)

The Company matches compensation practices in the general manufacturing sector by extending to its executives the opportunity to earn rewards in the form of Company shares. The long-term incentive compensation program is the means by which shares are earned. The objectives of the long-term incentive compensation program are to:

•	Generate growth in the Company’s share price by rewarding activity that enhances enterprise value.

•	Ensure long-term rewards are commensurate with performance.

•	Facilitate the accumulation of shares by executives, thereby enhancing ownership levels and promoting value-added decision making.

In December 2009, the Compensation Committee approved for the named executive officers awards of Class B Common Stock in the form of restricted stock, SARs and performance shares. The Committee believes granting awards in these formats uses shares efficiently while increasing executive stock ownership commensurate with the Company’s performance. More specifically, the Compensation Committee deems the issuance of these particular award types to satisfy the Company’s compensation objectives in the following manner:

•	SARs and performance shares strengthen the performance orientation of the award program.

•	Restricted stock builds equity ownership which is more closely aligned to that of other shareholders.

•	SARs, restricted stock and performance shares efficiently use shares to deliver targeted value to executives.

The Compensation Committee also understands from its review of the benchmark data that delivering long-term incentive award value in a blend of these formats is emblematic of how other companies in the manufacturing sector are delivering equity awards to executives in senior leadership positions.

The value of long-term incentive awards granted to executives each year (the number of SARs, shares of restricted stock, or performance shares awarded, subject to the achievement of performance targets) is based on several factors, including:

•	Reviews of external practices as provided by Exequity.

•	The Compensation Committee’s assessment of the Company’s financial performance in the short- and long-term.

•	The value of awards granted in prior years.

The Compensation Committee determined that the best balance of the Company’s interests in motivating, retaining and rewarding the named executive officers, is by having 50% of each executive’s long-term incentive award value in the form of SARs, 25% in restricted stock, and 25% percent in performance shares. This particular blend of award formats was viewed by the Compensation Committee as being representative of the prevailing mix in the external market. This decision to align the Company’s mix of long-term incentive award grants with the benchmark norm was deemed to be consistent with the Company’s broader objective of extending market representative pay opportunities.

Performance Share Awards

Performance share awards granted in 2009 are earned based on the Company’s total return to shareholders (“TSR”) over a three-year performance period compared to the TSR generated by the other companies that comprise the S&P Mid-Cap 400 Index (“Index”). The number of performance shares paid will be determined based on the Company’s relative performance per the following schedule which shows the potential payout as a percent of the target award. The performance and payouts will be rounded to the nearest percentage.

Performance Measure	Performance	Payout
Total Return to Shareholders(1)	≥ 80th percentile of Index At 50th percentile of Index At 35th percentile of Index Below 35th percentile of Index	200% 100% 50% 0%

(1)	For every percentile increase in performance, the payout will increase 3.33% (interpolated on a straight line basis).

Importantly, all performance share awards remain subject to a shareholder protection mechanism such that no shares will be paid in the event the Company’s TSR over the three-year performance period is below the 35th percentile of the Index. The performance shares therefore provide pay only in the event of performance thereby linking the named executive officer’s incentives to shareholder interests and returns.

The performance share grant of February 9, 2007, having a performance period of January 1, 2007 to December 31, 2009, was paid out in 2010 based upon the Company’s achievements with respect to two equally weighted performance measures: TSR and operating margin improvements. At the end of the performance period, the Company achieved TSR performance at the 75th percentile of the Index resulting in a 183% payout, and operating margin improvement of 282 basis points resulting in an 82% payout. When blended to form the composite measure (50% weight TSR plus 50% weight operating margin improvements), the resulting payout was 133% thereby earning Messrs. Powers, Nord, Muse and Amato 16,366, 4,239, 4,239 and 2,291 shares, respectively.

Long-Term Incentive Grant Practices

Long-term incentive grants are usually made once a year, after the Compensation Committee has assessed the Company’s performance for such year. Historically, stock option and SAR grants have been made at the Compensation Committee’s regularly scheduled meeting held in early December, with limited exceptions related to newly appointed or promoted executives, or in connection with an acquisition. In 2009, SAR grants were made on December 7, 2009 at the regularly scheduled Compensation Committee meeting. A SAR gives the right to the holder to receive, once vested, the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the fair market value of a share of Class B Common Stock upon exercise.

The base price pursuant to which the value of a SAR is measured is determined under the 2005 Incentive Award Plan which is the mean between the high and low trading prices of Class B Common Stock as reported on the New York Stock Exchange on the trading day immediately preceding the date of grant (i.e. December 4, 2009 — $46.96). The Company uses the mean between the high and low trading prices on the date immediately before the date of grant and not the closing price of its stock on the date of grant for two reasons. First, using trading prices from the day before the grant enables the Compensation Committee to know the exact grant price and therefore determine the exact value of each grant before it is made. Second, because of the relatively low volume at which the Company’s stock trades suggests that the mean represents a more accurate picture of the fair market value of the stock than does the closing price.

For purposes of determining individual award levels, the value of each SAR is formulated on the basis of a modified Black-Scholes calculation that is provided to the Compensation Committee by an independent consulting organization. This SAR value is different from the cost ascribed to the SARs for financial accounting purposes and that is disclosed in the Summary Compensation Table. The difference in the SAR valuations reflect the fact that the SAR value formulation for financial accounting purposes is intended to define the Company’s cost of the award while the formulation for award grant level determination purposes is expected to identify the value of the opportunity conveyed. The Compensation Committee understands that the practice of differentiating award valuations is common at many leading companies.

Stock Ownership Guidelines for Executives

In 2005, the Company adopted stock ownership guidelines applicable to the named executive officers as well as other officers and designated employees. The Company’s Policy Regarding Stock Ownership and Retention by Officers and Designated Company Personnel requires that officers and certain designated employees (“Senior Employees”), consistent with their responsibilities to the shareholders of the Company, hold a significant equity interest in the Company. The Board expects all Senior Employees to make a good faith effort, depending on the circumstances, to attain a share ownership equal to their base salary multiplied by a certain multiplier, and divided by the fair market value of the Company’s Class B Common Stock on January 1, 2005, or $52.30 (“Minimum Share Requirement”).

The share ownership multiples are set forth in the following table:

Multiple of
Executive Level	Base Salary

Chief Executive Officer	4x
Chief Financial Officer	3x
Group Vice Presidents and other Corporate Officers	2x
Vice Presidents and General Managers	1x

Senior Employees have five years from the earliest date on which any option to acquire Company securities owned by such Senior Employee fully vests to meet their minimum share requirements. Until the Minimum Share Requirement is met, and thereafter whenever the Minimum Share Requirement is not met, a Senior Employee must retain fifty percent (50%) of net shares acquired pursuant to the exercise of a stock option or SAR. Once the Minimum Share Requirement is satisfied, the Senior Employee must continue to satisfy such requirement for so long as he or she remains a Senior Employee. Although the Company has not granted stock options since 2004, options granted prior to 2004 are vested and may remain outstanding.

Shares that count toward the Minimum Share Requirement include shares held outright by the Senior Employee or by his or her spouse or minor children, shares held in trust for the benefit of the Senior Employee or his or her spouse or minor children, and restricted stock held pursuant to the 2005 Incentive Award Plan, or other long-term incentive compensation plan of the Company, but do not include shares underlying unexercised options or SARs (whether or not vested).

Compensation Recovery Policy

In 2009, the Company adopted a compensation recovery policy under which, if an executive is determined to have engaged in fraud or other gross misconduct which contributed in whole or in part to a restatement of the Company’s financial results, the Board may take disciplinary action which may include one or more the following:

•	Termination of employment.

•	Recovery of all or any portion of any performance-based cash or equity paid or vested during the previous three years and that would otherwise not have been paid or vested based on the restated financial results.

•	Cancellation or forfeiture of any performance-based cash or equity awards not yet paid or vested, or offset against future awards.

All actions taken under this policy will be determined by the Board of Directors in its sole discretion, upon consultation from the Audit Committee and the Nominating and Corporate Governance Committee.

Employee Benefits

Named executive officers also receive employee benefits that are generally applicable to all employees, as well as certain retirement benefits, perquisites, severance and change in control protections. These additional benefits are of the type and amount available to other senior executives of manufacturing companies as demonstrated in the benchmarked data. The Compensation Committee believes that it is necessary to provide these benefits to executives in order to remain market competitive in attracting and retaining qualified executives.

Retirement Plans

In addition to the retirement plans which are made generally available to employees of the Company, which include a tax qualified defined benefit plan (“Basic Plan”) and a defined contribution plan consisting of a 401(k) plan and a discretionary profit sharing contribution plan (“Contribution Plan”), the named executive officers and certain other selected executive officers participate in various supplemental retirement plans and deferred compensation plans, which allow them to earn additional retirement benefits.

The Basic Plan and Contribution Plan are intended to provide employees, including named executive officers, with retirement income. Only the Company contributes to the Basic Plan whereas both the Company and the employee contribute to the Contribution Plan. Employees hired after December 31, 2003 are not eligible to participate in the Basic Plan, but participate only in the Contribution Plan. The Company determined to no longer offer the Basic Plan to new employees after 2003, as it was no longer necessary in order to attract talent in the marketplace. Instead, the Company emphasized participation in the Contribution Plan with matching contributions and a discretionary profit sharing contribution which are more in line with current competitive retirement compensation practices.

Additional information on the Basic Plan, Contribution Plan and supplemental retirement plans can be found under the section entitled “Retirement Plans” and the accompanying narrative to the Pension Benefits in Fiscal Year 2009 table on page 42. Information on deferred compensation plans can be found under the section entitled “Non-Qualified Deferred Compensation” and the accompanying narrative to the “Non-Qualified Deferred Compensation in Fiscal Year 2009” table on page 44.

Perquisites

The Company provides certain perquisites to its named executive officers. These perquisites provide flexibility to the executives and increase travel efficiencies, thereby allowing more productive use of executive time; protect the executive’s physical and financial health and thus the Company’s investment in their development; and encourage active involvement in Company marketing efforts. More detail on the Company’s perquisites can be found in the narrative following the Summary Compensation Table on page 36.

Severance, Continuity and Change in Control Benefits

In addition to retirement benefits, the Company provides for certain severance benefits in the event a named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are designed to alleviate the financial impact of an involuntary termination through base salary and health benefit continuation, as well as outplacement services, and with the intent of providing for a stable work environment. In addition to normal severance, the Company provides enhanced benefits in the event of a change in control as a means of reinforcing and encouraging the continued attention and dedication of senior executives of the Company to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a change in control.

The Company extends severance, continuity, and change in control benefits because they are essential to help the Company fulfill its objectives of attracting and retaining key managerial talent. The decision to offer these benefits did not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels. In making the decision to extend the benefits, the Compensation Committee relied on the assurances of Exequity that the programs are representative of market practice, both in terms of design and cost. For example, the Compensation Committee’s review of prevailing practices elsewhere demonstrated that the magnitude of the lump sum cash benefits payable following certain change-related terminations (3 times base salary plus short-term incentive award) reflects general industry standards. Similarly, the promise to accelerate vesting in all outstanding long-term incentive awards also is emblematic of external norms. The Compensation Committee determined that extending these competitive benefits is necessary to attract and retain top quality executive talent.

Additional information on the Company’s severance, continuity, and change in control benefits can be found under the section entitled “Potential Post-Employment and Change in Control Payments” and the accompanying tables and narrative on page 45.

Tax Deductibility of Compensation

Section 162(m) of the Code establishes an annual $1 million limit on the amount that the Company can deduct for compensation paid to any of its top five executives (as indicated in the Summary Compensation Table for that year), unless the compensation in excess of $1 million is performance-based. Payments under the Senior Plan, stock options and SARs granted under the Company’s LTI Plans with an exercise price of at least fair market value, and performance shares granted under the 2005 Incentive Award Plan are intended to qualify as performance-based compensation exempt from the limitations of Section 162(m) of the Code.

The Committee believes that it is in the Company’s best interests to maintain flexibility in the administration of the compensation program. In order to retain the flexibility to compensate the Company’s management in the manner best promoting the Compensation Committee’s policy objectives, the Compensation Committee does not require that all compensation be deductible. Accordingly, payments under the Incentive Compensation Plan and grants of restricted stock are not intended to qualify as performance-based compensation and may be subject to the $1 million deductibility limitation of Section 162(m) of the Code.

Compensation Committee Report

The Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with members of the Company’s management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

Compensation Committee

George W. Edwards, Jr., Chairman
Andrew McNally IV
Richard J. Swift
Daniel S. Van Riper

Cash and Other Forms of Compensation

The following table sets forth the total cash and other compensation paid or accrued by the Company for services rendered to the Company and its subsidiaries by the Company’s named executive officers for the year ended December 31, 2009.

Summary Compensation Table for Fiscal Year 2009

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
					Incentive	Compensation
			Stock	Option	Plan	Plan	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)(4)	($)(5)(6)(7)	($)

T. H. Powers	2009	$930,000	1,340,128	774,280	1,023,000	3,315,433	78,848	7,461,689
Chairman of the Board,	2008	930,000	1,224,008	1,023,126	1,255,500	3,867,894	84,636	8,385,164
President and Chief Executive Officer	2007	900,000	1,251,666	969,958	1,611,000	1,865,479	57,523	6,655,626
D. G. Nord	2009	432,600	373,188	215,601	333,102	569,263	59,496	1,983,250
Senior Vice President	2008	416,000	324,119	270,927	393,120	385,871	59,309	1,849,346
and Chief Financial Officer	2007	391,250	332,793	257,868	501,200	231,270	73,414	1,787,795
S. H. Muse	2009	420,200	265,445	153,358	320,613	635,689	39,569	1,834,874
Group Vice President	2008	408,000	265,673	222,071	228,480	385,694	36,495	1,546,413
	2007	393,521	274,716	212,918	268,800	210,715	33,787	1,394,457
G. N. Amato	2009	390,000	291,332	168,319	313,950	631,162	29,125	1,823,888
Group Vice President	2008	324,000	220,535	184,319	328,536	391,131	25,763	1,474,284
W. T. Tolley	2009	358,600	242,756	140,264	306,244	154,673	53,010	1,255,547
Group Vice President

(1)	Amounts shown represent the grant date fair value of restricted stock, performance shares (with market conditions), and SARs granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 18 to the Consolidated Financial Statements for 2009 contained in the Form 10-K filed with the SEC on February 19, 2010. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and with respect to SARs, upon the positive difference between the base price and the fair market value of a share of Class B Common Stock on the date of exercise. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

(2)	Reflects short-term incentive awards earned during the fiscal years 2007, 2008 and 2009 under the Company’s Incentive Compensation Plan and Senior Plan.

(3)	Reflects the aggregate of the increase in actuarial value under the Basic Plan, Top Hat Restoration Plan (“Restoration Plan”), and Supplemental Executive Retirement Plan (“Executive Plan”) or Supplemental Management Retirement Plan (“Management Plan”) (as applicable) for Messrs. Powers, Muse, Amato and Tolley (discussed below in the section entitled “Retirement Plans” beginning on page 42). For Mr. Nord, reflects the aggregate of the increase in actuarial value under the Executive Plan only, as he is not eligible to participate in the Basic Plan. The present value of these accrued benefits at December 31, 2008 and December 31, 2009 is based on the RP-2000 Mortality Tables projected with Scale AA, as published by the Internal Revenue Service on February 26, 2007, and the Pension Protection Act of 2006 (“PPA”) 2009 and 2010 Optional Combined Tables (gender distinct), respectively using a discount rate of 6.50% and 6.0%, respectively. Participants are assumed to retire at age 62.

(4)	The value of pension benefits under the Basic Plan, Restoration Plan, Executive Plan and Management Plan are based, in part, on the highest three year average of compensation earned over the prior ten-year period, including annual short-term incentive compensation.

(5)	The following table identifies the total amount and type of perquisites (✓) each named executive officer received in 2009 and the incremental cost of any individual perquisite that exceeds the greater of $25,000 or 10% of the total amount of perquisites for a named executive officer. The incremental cost of perquisites are included in the All Other Compensation column:

	Total	Aircraft	Automobile	Country	Executive	Financial	Tax
Name	($)	Usage	Usage	Club	Medical	Planning	Preparation

T. H. Powers	$67,418	✓	✓	✓	✓	✓	✓
D. G. Nord	41,198	—	✓	✓	—	✓	✓
S. H. Muse	31,093	✓	✓	✓	—	✓	✓
G. N. Amato	20,025	—	✓	✓	—	—	—
W. T. Tolley	44,802	✓	✓	✓	—	—	✓

The Company’s methodology for calculating costs associated with perquisites has been the incremental cost to the Company, which for personal use of the Company’s aircraft includes fuel, landing fees, hangar fees, maintenance, catering, additional expenses relating to the crew and other expenses which would not have otherwise been incurred by the Company if the aircraft had not been used for personal travel, including such costs associated with any “deadhead” flights (i.e. flights without passengers). For personal use of the Company automobile, the incremental cost includes the sum of lease payments, fuel, taxes, maintenance, insurance and registration less monthly payments made by the named executive multiplied by the percentage attributable to personal use of the automobile. Country club membership, financial planning, tax preparation services and executive medical coverage are calculated using the actual cost to the Company for the benefit provided to the executive.

(6)	Includes the Company’s payment of the actual life insurance premium in the following amounts: Mr. Powers — $4,080, Mr. Nord — $1,148, Mr. Muse — $1,126, Mr. Amato — $1,750, and Mr. Tolley — $858.

(7)	Includes Company 401(k) matching contributions to the Contribution Plan in the amount of $7,350 for each named executive officer, and a discretionary profit sharing contribution of $9,800 for Mr. Nord.

Grants of Plan-Based Awards in Fiscal Year 2009

											Grant
								All Other	All Other		Date Fair
								Stock	Option	Exercise	Value
								Awards:	Awards:	or Base	of Stock	Closing
								Number of	Number of	Price of	and	Price on
		Est. Future Payouts Under Non- Equity			Est. Future Payouts Under Equity			Shares of	Securities	Option	Option	Grant
	Grant	Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	Awards	Awards	Date
Name	Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Units	Options	($/Sh)(1)	(2)(3)(4)	($/Sh)

T. H. Powers	12/07/09	$465,000	$930,000	$1,860,000	6,654	13,309	26,618	11,020	78,767	$46.96	$2,114,408	$47.32
D. G. Nord	12/07/09	151,410	302,820	605,640	1,853	3,706	7,412	3,069	21,933	46.96	588,789	47.32
S. H. Muse	12/07/09	147,070	294,140	588,280	1,318	2,636	5,272	2,183	15,601	46.96	418,803	47.32
G.N. Amato	12/07/09	136,500	273,000	546,000	1,446	2,893	5,786	2,396	17,123	46.96	459,652	47.32
W. T. Tolley	12/07/09	125,510	251,020	502,040	1,205	2,411	4,822	1,996	14,269	46.96	383,020	47.32

(1)	Mean between the high and low trading prices of the Company’s Class B Common Stock on the trading day immediately preceding the date of grant, which is the fair market value of the Class B Common Stock determined under the terms of the 2005 Incentive Award Plan.

(2)	Includes the fair value of restricted stock awards on the grant date, December 7, 2009, based upon the fair value of such shares as determined under FASB ASC Topic 718. The determination of fair values for these awards is disclosed in the Stock-Based Compensation note within the Notes to the Consolidated Financial Statements in the Company’s Form 10-K filed with the SEC on February 19, 2010. Mr. Powers — $517,499, Mr. Nord — $144,120, Mr. Muse — $102,514, Mr. Amato — $112,516, and Mr. Tolley — $93,732.

(3)	Includes the fair value of performance shares on the grant date, December 7, 2009, computed in accordance with FASB ASC Topic 718 for performance shares with market conditions, based upon the assumptions set forth in Note 18 to the Consolidated Financial Statements for 2009 contained in the Company’s Form 10-K filed with the SEC on February 19, 2010. Mr. Powers — $822,629, Mr. Nord — $229,068, Mr. Muse — $162,931, Mr. Amato — $178,816, and Mr. Tolley — $149,024.

(4)	Includes the fair value of stock appreciation rights on the grant date, December 7, 2009, based upon the fair value of such stock appreciation rights as determined under FASB ASC Topic 718. The determination of fair values for these awards is disclosed in the Stock-Based Compensation note within the Notes to the Consolidated Financial Statements in the Company’s Form 10-K filed with the SEC on February 19, 2010. Mr. Powers — $774,280, Mr. Nord — $215,601, Mr. Muse — $153,358, Mr. Amato — $168,319, and Mr. Tolley — $140,264.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See the CD&A above for a complete description of the compensation plans pursuant to which the amounts listed under the Summary Compensation Table and Grants of Plan-Based Awards Table were paid or awarded and the criteria for such payment.

Salary.  The values set forth in the table reflect salary paid in 2009.

Short-Term Incentive Compensation (Non-Equity).  The calculation of short-term incentive amounts in the Summary Compensation Table and the target, minimum and maximum amounts set forth in the Grants of Plan-Based Awards Table are based upon the salary of the named executive officers at December 31, 2009.

Long-Term Incentive Compensation (Equity).  SARs and restricted stock vest in three equal annual installments on the anniversary of the grant date based on continued service, and fully vest upon death, disability or a change in control. SARs generally have a term of and will expire on the tenth anniversary of their grant date. However, SARs will expire 90 days following termination of employment for reasons other than death or retirement. Upon death, vested SARs remain exercisable for one year. Upon disability, vested SARs are exercisable until the earlier of one year following termination of employment if death occurs within 90 days of termination of employment, or the tenth anniversary of the grant date.

Performance shares are payable at target level if the participant dies, becomes disabled or there is a change in control prior to the expiration of the three-year performance period. The following table summarizes the vesting and exercise periods of each unvested equity award in the event of termination due to death or disability:

Vesting and Exercise Period for Unvested Equity Awards Upon:
Award Type		Death	Disability
Performance	Vesting	Unvested shares fully vest

Shares	Exercise Period	Not Applicable

Restricted	Vesting	Unvested shares fully vest

Shares	Exercise Period	Not Applicable

SARs and	Vesting	Unvested shares fully vest

Stock Options
	Exercise Period	Earlier of (i) 1 year following termination by reason of death, or (ii) the 10th anniversary of the grant date	Earlier of (i) 1 year following termination if death occurs within 90 days of thereof, or (ii) the 10th anniversary of grant date following termination

The vesting and exercise periods for all restricted stock, SARs, stock options, and performance share awards upon retirement or a change in control, as applicable, are discussed under the section entitled “LTI Plans” on page 49.

Perquisites

In addition to participation in other employee benefit plans that are generally applicable to all employees, named executive officers are eligible for the following perquisites:

•	Personal travel on the Company aircraft

•	Use of a Company automobile

•	Financial planning and tax preparation services

•	Country club memberships

•	Participation in the Key Man Supplemental Medical Plan which provides medical, dental and vision coverage to the participant while employed by the Company up to $150,000, and upon retirement up to $150,000. This is a closed plan that no longer accepts new participants. Currently, Mr. Powers is the only named executive officer who participates in this plan.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on all restricted stock, SAR, stock option, and performance share awards held by the named executive officers of the Company and the value of such holdings measured as of December 31, 2009. All outstanding equity awards are in shares of the Company’s Class B Common Stock.

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan Awards:
							Incentive	Market or Payout
							Plan Awards:	Value of
					No. of	Market	No. of Unearned	Unearned
	No. of	No. of			Shares or	Value of	Shares, Units,	Shares, Units
	Securities	Securities			Units of	Shares or	or other	or other
	Underlying	Underlying	Option		Stock that	Units that	Rights that	Rights that
	Unexercised	Unexercised	Exercise	Option	have not	have not	have not	have not
	Options (#)	Options (#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	($)(1)	Date	(#)(2)	($)(3)	(#)(4)	($)(5)

T. H. Powers	100,000	0	30.74	06/06/11	26,518	$1,254,301	44,613	$2,110,195
	200,000	0	36.20	12/01/12
	190,000	0	44.31	11/30/13
	190,000	0	47.95	12/05/14
	100,319	0	49.755	12/05/15
	91,763	0	52.85	12/04/16
	56,723	28,361	54.56	12/03/17
	54,392	108,786	29.275	12/01/18
	0	78,767	46.96	12/07/19
D. G. Nord	26,400	0	49.755	12/05/15	7,177	339,473	12,008	567,979
	23,767	0	52.85	12/04/16
	15,080	7,540	54.56	12/03/17
	14,403	28,807	29.275	12/01/18
	0	21,933	46.96	12/07/19
S. H. Muse	35,000	0	44.31	11/30/13	5,556	262,799	9,458	447,363
	45,000	0	47.95	12/05/14
	26,400	0	49.755	12/05/15
	23,767	0	52.85	12/04/16
	12,452	6,225	54.56	12/03/17
	11,806	23,612	29.275	12/01/18
	0	15,601	46.96	12/07/19
G. N. Amato	25,000	0	44.31	11/30/13	5,154	243,784	8,427	398,597
	25,000	0	47.95	12/05/14
	13,200	0	49.755	12/05/15
	12,847	0	52.85	12/04/16
	9,685	4,842	54.56	12/03/17
	9,799	19,598	29.275	12/01/18
	0	17,123	46.96	12/07/19
W. T. Tolley	40,000	0	36.200	12/01/12	4,305	203,626	7,060	333,938
	45,000	0	44.310	11/30/13
	8,448	0	49.755	12/05/15
	7,570	0	52.850	12/04/16
	8,301	4,150	54.560	12/03/17
	8,146	16,293	29.275	12/01/18
	0	14,269	46.960	12/07/19

(1)	Options to acquire shares of Class B Common Stock of the Company were granted at the fair market value of the Class B Common Stock on the date of grant as set forth under the Company’s Option Plan. Options vest in one-third increments on each anniversary of the date of grant or immediately in the event of a change in control, as defined in the Option Plan. Options were granted on June 7, 2001, December 4, 2001, December 2, 2002,

December 1, 2003 and December 6, 2004. SARs were granted on and after December 5, 2005 under the Company’s 2005 Incentive Award Plan and entitle the recipient to receive once vested the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the fair market value of a share of Class B Common Stock upon exercise. One-third of the SARs vest and become exercisable each year on the anniversary of the date of grant. SARs fully vest upon a change in control, or termination of employment by reason of death or disability. SARs were granted on December 5, 2005, December 4, 2006, December 3, 2007, December 1, 2008 and December 7, 2009.

(2)	Represents restricted stock granted on the following dates, each of which vests in three equal installments on the anniversary of the grant date, with full vesting on a change in control, death or disability. Unvested shares are forfeited upon termination of employment.

		Number of Shares or
		Units of Stock That
Name	Award Grant Date	Have Not Vested (#)

T. H. Powers	12/07/09	11,020
	12/01/08	11,804
	12/03/07	3,694
D. G. Nord	12/07/09	3,069
	12/01/08	3,126
	12/03/07	982
S. H. Muse	12/07/09	2,183
	12/01/08	2,562
	12/03/07	811
G. N. Amato	12/07/09	2,396
	12/01/08	2,127
	12/03/07	630
W. T. Tolley	12/07/09	1,996
	12/01/08	1,768
	12/03/07	541

(3)	The restricted share market value was determined based on the closing market price of the Company’s Class B Common Stock on December 31, 2009, of $47.30.

(4)	Represents performance shares granted on the following dates, for the stated performance periods, the actual payout of which is based upon the satisfaction of performance criteria including the Company’s (i) relative performance against two performance measures: total return to shareholders and operating profit improvements (12/03/07 grant), and (ii) total return to shareholders as compared to the total return to shareholders for companies who comprise the Standard & Poor’s Mid-Cap 400 Index (12/01/08 and 12/07/09 grants), more specifically described under the section entitled “Long-Term Incentive Compensation (Equity)” beginning on page 27.

			Number of Shares or
			Units of Stock That
Name	Award Grant Date	Performance Period	Have Not Vested (#)

T. H. Powers	12/07/09	01/01/10 - 12/31/12	13,309
	12/01/08	01/01/09 - 12/31/11	20,014
	12/03/07	01/01/08 - 12/31/10	11,290
D. G. Nord	12/07/09	01/01/10 - 12/31/12	3,706
	12/01/08	01/01/09 - 12/31/11	5,300
	12/03/07	01/01/08 - 12/31/10	3,002
S. H. Muse	12/07/09	01/01/10 - 12/31/12	2,636
	12/01/08	01/01/09 - 12/31/11	4,344
	12/03/07	01/01/08 - 12/31/10	2,478
G. N. Amato	12/07/09	01/01/10 - 12/31/12	2,893
	12/01/08	01/01/09 - 12/31/11	3,606
	12/03/07	01/01/08 - 12/31/10	1,928
W. T. Tolley	12/07/09	01/01/10 - 12/31/12	2,411
	12/01/08	01/01/09 - 12/31/11	2,997
	12/03/07	01/01/08 - 12/31/10	1,652

(5)	The market value of the unearned shares is based upon the closing market price of the Company’s Class B Common Stock on December 31, 2009, of $47.30.

Option Exercises and Stock Vested During Fiscal Year 2009

The following table provides information on the number of shares acquired and the value realized by the named executive officers during fiscal year 2009 on the exercise of SARs and stock options, and on the vesting of restricted stock and performance shares.

	Option Awards		Stock Awards
	No. of		No. of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	Upon Exercise	on Vesting	Upon Vesting
Name	(#)	($)	(#)	($)

T. H. Powers	—	—	13,017	$606,626(1)
			16,366	734,719(2)
D. G. Nord	—	—	3,430	159,839(1)
			4,239	190,162(2)
S. H. Muse	—	—	2,978	138,839(1)
			4,239	190,162(2)
G. N. Amato	—	—	2,172	101,167(1)
			2,291	102,774(2)
W. T. Tolley	—	—	1,990	92,760(1)

(1)	The value realized upon the vesting of restricted stock is calculated based on the closing market price of the Company’s Class B Common Stock on the following vesting dates: December 4, 2009 — $47.00, December 3, 2009 — $46.59, and December 1, 2009 — $46.38.

(2)	The value realized upon the vesting of performance shares is calculated based on the closing market price of the Company’s Class B Common Stock on February 11, 2010 of $44.86, the date the performance shares were delivered, based on satisfaction of the performance goals, for the performance period ending December 31, 2009.

Retirement Plans

The following table provides information related to the potential benefits payable to each named executive officer under the Company’s Basic Plan (tax qualified retirement plan) and the Restoration Plan, Management Plan and Executive Plan (each of its supplemental non-qualified retirement plans, collectively, the “Supplemental Plans”), which are unfunded.

Pension Benefits in Fiscal Year 2009

				Payments
		No. of	Present Value	During
		Years Credited	of Accumulated	the Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

T. H. Powers	Basic Plan	11.25	$319,568	$—
	Restoration Plan	11.25	3,001,485	—
	Executive Plan	11.25	14,190,819	—
D. G. Nord	Executive Plan	4.25	1,390,675	—
S. H. Muse	Basic Plan	16.25	237,428	—
	Restoration Plan	16.25	459,512	—
	Executive Plan	7	1,390,332	—
G. N. Amato	Basic Plan	21.67	600,529	—
	Restoration Plan	21.67	932,566	—
	Management Plan	2.25	372,508	—
W. T. Tolley	Basic Plan	7.83	118,847	—
	Restoration Plan	7.83	101,326	—
	Management Plan	2.25	218,943	—

(1)	For the Basic Plan and Supplemental Plans, the present value of accrued benefits at December 31, 2009 are determined based on a 6.00% discount rate and PPA 2009 and 2010 Optional Combined tables (gender distinct). Participants are assumed to retire at age 62.

Narrative Disclosure to Pension Benefits Table

Messrs. Powers and Muse are eligible to earn pension benefits under the Basic Plan, Executive Plan and Restoration Plan. Mr. Nord is eligible to earn pension benefits under the Contribution Plan and the Executive Plan. Messrs. Tolley and Amato are eligible to earn pension benefits under the Basic Plan, Management Plan and Restoration Plan.

The Basic Plan provides for participation by all regular full-time salaried employees who were employed by covered Company units on December 31, 2003. The annual benefits under the Basic Plan are calculated under two formulas: one in effect prior to January 1, 2004, and the other in effect on and after January 1, 2004. Benefits earned prior to 2004 are calculated as 1.50% of final compensation per year of Company service through December 31, 2003, which includes both basic compensation and short-term incentive awards, reduced by 1.50% of primary social security benefit per year of service through December 31, 2003. For service after 2003, benefits are calculated as .85% of final average compensation which includes both basic compensation and short-term incentive awards, plus .65% of final average compensation in excess of an average social security wage base for each year of service earned after 2003, up to 35 years, plus 1.10% of final average compensation in excess of 35 years. However, participants in the Basic Plan who were age 50 and had 10 or more years of service as of December 31, 2003 will have benefits earned after 2003 calculated under the formula as in effect before 2003 or after 2004, depending on which produces a higher benefit. Early retirement benefits are available to participants who have reached age 55 and accrued at least 10 years of service; early retirement benefits are calculated under the same formula as normal retirement benefits, but reduced by 0.6% for each month by which the participant’s early retirement is after age 60, but before age 65 and 0.3% for each month by which the participant’s early retirement precedes age 60. Lump sum payments cannot be elected under the Basic Plan. Benefits under the Restoration Plan are calculated in the same manner as benefits under the Basic Plan, but without regard to any limits on compensation or benefit accruals that may apply under the Basic Plan as required by the tax-qualified plan rules.

The Executive Plan provides senior management executives the opportunity to earn pension benefits supplementing those earned under the Basic Plan. Executive Plan benefits are calculated as 6% of final total compensation (basic compensation and short-term incentive awards as reflected in the Salary and Non-Equity Incentive Plan Compensation columns under the Summary Compensation Table on pages 34 and 35 hereof) per year of service under the Executive Plan up to a maximum of 60%, offset by benefits payable under the Basic Plan and Restoration Plan, or in the case of Mr. Nord the actuarial equivalent value of his account balance under the Contribution Plan attributable to a discretionary profit sharing contribution. Early retirement benefits are available to participants who elect to retire on or after age 55; early retirement benefits are calculated under the same formula as normal retirement benefits except that the early retirement benefit is based upon the participant’s years of service up to the participant’s actual early retirement date reduced by 0.3% for each month by which the participant’s early retirement precedes age 62 and by an additional 0.2% for each month by which the participant’s early retirement precedes age 60. Except as otherwise provided, for certain Executive Plan participants who have entered into Continuity Agreements with the Company (discussed below, in the “Potential Post-Employment and Change in Control Payments” section on page 45), no benefit is payable under the Executive Plan if a participant terminates employment prior to age 55 with less than 10 years of service under the Executive Plan (but such participant may be entitled to a benefit under the Restoration Plan). Executive Plan benefits are payable based on a 50% joint and survivor form of annuity distribution, except that benefits are paid out as a lump sum upon a “change in control” event, as defined in the Executive Plan, or in the case of a benefit valued under $10,000. Participation in the Executive Plan is at the sole discretion of the Compensation Committee which closed the Plan to new participants in 2007.

Benefits under the Management Plan are calculated as 3% of the difference between the participant’s average highest three years of compensation in the ten years prior to retirement (or if less the total number of years) over the participant’s Social Security benefit, times the participant’s years of service under the Management Plan, plus the amount of benefit accrued under the Basic Plan and Restoration Plan through the date participation in the Management Plan began (subject to a maximum of 60% of average highest three years compensation), less benefits under Basic Plan and Restoration Plan for all years of service or if applicable the actuarial equivalent value of his account balance under the Contribution Plan attributable to a discretionary profit sharing contributions. Early retirement benefits are available to participants who elect to retire on or after age 55; early retirement benefits are calculated under the same formula as normal retirement benefits except that the early retirement benefit is based upon the participant’s years of service up to the participant’s actual early retirement date reduced by 0.3% for each month by which the participant’s early retirement precedes age 65 and by an additional 0.2% for each month by which the participant’s early retirement precedes age 60. Except as otherwise provided, for certain Management

Plan participants who have entered into Continuity Agreements with the Company (discussed below, in the “Potential Post-Employment and Change in Control Payments” section on page 45), no benefit is payable under the Management Plan if a participant terminates employment prior to age 55 with less than 5 years of service under the Management Plan (but such a participant may be entitled to a benefit under the Restoration Plan). Management Plan benefits are payable based on a life annuity distribution except for benefits are paid out as a lump sum upon a “change in control” event, as defined in the Management Plan. Married participants also will have a death benefit equal to 50% of their annuity payable to their spouse for the spouse’s life, in the event that the participant dies. Participation in the Management Plan is at the sole discretion of the Compensation Committee.

Non-Qualified Deferred Compensation

The following table provides information related to the benefits payable to each named executive officer under the Company’s Executive Deferred Compensation Plan (“EDCP”) discussed below.

Non-Qualified Deferred Compensation in Fiscal Year 2009

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
Name	in 2009 ($)(1)	in 2009 ($)(2)	Last FY ($)	Distributions ($)	12/31/09 ($)

T. H. Powers	$306,900	—	$85,669	—	$1,020,319
D. G. Nord	166,551	—	94,290	—	457,401
S. H. Muse	—	—	—	—	—
G. N. Amato	—	—	—	—	—
W. T. Tolley	—	—	27,554	—	107,663

(1)	Messrs. Powers and Nord elected to defer their 2010 short-term incentive awards into the EDCP. Mr. Powers elected to defer 30% and Mr. Nord elected to defer 50% of the amount that is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 34. These amounts were earned and deferred for services in 2009, but contributed to the EDCP in February 2010.

(2)	Although the EDCP allows for a discretionary contribution by the Company, no such contribution was made for 2009.

Narrative Disclosure to the Non-Qualified Deferred Compensation Table

In 2007, the Company adopted the EDCP as a means of allowing selected individuals to defer up to 50% of their annual short-term incentive compensation. Individuals are selected to participate in the EDCP by the Compensation Committee each year. Elections to defer into the EDCP must be made by December 31 of the year prior to the year in which the short-term incentive compensation is earned. As a result, elections to defer 2009 short-term incentive compensation were made by December 31, 2008. The Company, in its discretion, may also contribute to the EDCP for participants. Participants are 100% vested in all deferrals which they contribute to the EDCP. If the Company contributes to the EDCP, it may require such contributions to be subject to vesting, or other restrictions as it may determine at that time. Amounts deferred into the EDCP are invested at the discretion of the participant in such mutual funds as the Compensation Committee may select as being available under the EDCP. At the time of deferral, the participant also elects the date on which distribution of deferrals (any Company contributions) for that year and earnings thereon are to be distributed. Distributions can be made at anytime while the participant remains an employee (but no sooner than two years after the year for which the deferral is made), upon separation from service or upon a change in control. Distributions upon separation from service may be made in lump sum or installments over 5, 10 or 15 years, as elected by the participant at the time of deferral. In service distributions and distributions made upon a change in control are made in a lump sum. Participants may also access their accounts under the EDCP in the event of an unforeseen emergency.

Potential Post-Employment and Change in Control Payments

The table below is intended to reflect only estimated incremental post-termination payments payable to a named executive officer in the event of termination of employment due to death, disability, involuntary termination without cause, or a change in control. No incremental amounts are payable upon voluntary termination of employment or termination for cause, accordingly these scenarios are not contained in the table. The benefits payable to the named executive officers under the four termination scenarios are provided in accordance with the terms of the plans and agreements described in the narrative following this table. Accordingly, the amounts in the table DO NOT include:

•	Any value that would be realized upon the exercise of vested SARs or stock options.

•	The estimated value of vested and accrued pension benefits that would be received upon any termination of employment under the Company’s pension plans except to the extent of additional service or compensation to which the individual may be entitled as a result of the arrangements described under “Continuity Agreements” in the narrative following this table (the estimated value of vested and accrued pension benefits are provided above in the section entitled “Retirement Plans” and in the table “Pension Benefits in Fiscal Year 2009” on page 42).

The amounts presented in the following table are estimates only and do not necessarily reflect the actual value of the payments and other benefits that would be received by the named executive officers, which would be known only at the time employment actually terminates and if a change in control were actually to occur. The amounts set forth below reflect what each named executive officer would receive under the termination scenarios set forth above using the following assumptions:

•	Termination of employment or change in control, as applicable, occurred on December 31, 2009.

•	Exercised all unvested SARs and received all restricted stock and performance shares that became vested upon death, disability, or a change in control, the value of which was calculated using the closing market price of the Company’s Class B Common Stock on December 31, 2009, of $47.30.

•	Declared by the Compensation Committee to have incurred a Total Disability (as defined under the Executive Plan or Management Plan, as applicable) for purposes of calculating amounts due to the executive for termination based on disability.

•	There was no discretionary allowance for outplacement services under the Company’s severance policy.

Post-Employment and Change in Control Payment Table

		Equity Awards	Retirement	Tax Gross
		with	Plan Benefits	Up and
		Accelerated	(Qualified and	Welfare
	Severance	Vesting	Non-Qualified)	Benefits	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)

T. H. Powers
Death	—	5,352,145	—	—	5,352,145
Disability	—	5,352,145	1,555,034	—	6,907,179
Involuntary Termination	796,925	—	—	—	796,925
Change in Control	7,756,075	5,352,145	4,194,143	6,523,809	23,826,172
D. G. Nord
Death	—	1,434,155	—	—	1,434,155
Disability	—	1,434,155	6,310,590	—	7,744,745
Involuntary Termination	111,122	—	—	—	111,122
Change in Control	2,993,098	1,434,155	3,402,330	3,323,061	11,152,644
S. H. Muse
Death	—	1,141,073	—	—	1,141,073
Disability	—	1,141,073	4,328,181	—	5,469,254
Involuntary Termination	531,873	—	—	—	531,873
Change in Control	1,829,267	1,141,073	4,753,284	3,825,625	11,549,249
G. N. Amato
Death	—	1,001,457	—	—	1,001,457
Disability	—	1,001,457	965,562	—	1,967,019
Involuntary Termination	599,037	—	—	—	599,037
Change in Control	1,849,863	1,001,457	2,551,215	2,666,682	8,069,217
W. T. Tolley
Death	—	836,097	—	—	836,097
Disability	—	836,097	1,248,600	—	2,084,697
Involuntary Termination	226,104	—	—	—	226,104
Change in Control	1,545,510	836,097	1,244,711	1,530,397	5,156,715

(1)	Severance amounts for (a) involuntary termination were calculated in accordance with the terms of the Company’s severance policy, and (b) change in control were calculated in accordance with the terms of the named executive officer’s Continuity Agreement, both of which are discussed below.

(2)	Calculated in accordance with the terms of the named executive officer’s long-term incentive award grants discussed below on page 49.

(3)	Calculated as of December 31, 2009 based on a 6.00% discount rate and using the disability mortality table published in Internal Revenue Ruling 96-7. This table assumes a different life expectancy than the PPA 2009 Optional Combined tables used to calculate the present value of accumulated benefits under the Company’s retirement plans. In the event of disability, the incremental retirement plan benefit was calculated by subtracting from the disability benefit the vested accrued benefit under the qualified and non-qualified plans as of December 31, 2009.

Narrative to Post-Employment and Change in Control Payment Table

Severance Policy

The Company has a severance policy which covers the named executive officers, as well as other officers and individuals (“Eligible Individual(s)”). The severance policy provides that if an Eligible Individual’s employment is terminated (other than for cause and not in connection with a change in control), the Eligible Individual is entitled to receive salary continuation equal to 4 weeks of base salary for each full year of service, subject to a minimum of 13 weeks and a maximum of 78 weeks. In addition, upon such termination of employment, the Eligible Individual is entitled to continued group life, medical and dental benefits for the salary continuation period and a discretionary allowance for outplacement services.

The severance policy also provides benefits to Eligible Individuals in the event of a change in control, or if the Eligible Individual terminates employment for good reason within three years of a change of control. In such scenario, the Eligible Individual would be entitled to receive the present value (discounted at 120% of the short term federal rate) of the severance amounts provided under the policy. The formula in the case of corporate officers is based upon 4 weeks of base salary continuation for each full year of service, subject to a minimum of 13 weeks and a maximum of 104 weeks, with the formula amount reduced by 67% and 33%, respectively, if termination occurs in the second and third year following the change of control event. In addition, upon such termination of employment, the Eligible Individual would be entitled to (a) a short-term incentive award of no less than the individual’s STI Target for the year in which the change of control occurs, pro rated for the number of months to such termination, and (b) for the period the base salary would have been continued even though paid as a lump sum (i) various medical and health plans, and (ii) death benefits. The reasons for which the Eligible Individual may terminate employment include: diminution in authority, reduction in compensation level, relocation, or adverse modification of benefits under short-term incentive compensation, benefit or similar plans.

However, if a named executive officer is entitled to receive change in control benefits under a Continuity Agreement (discussed below), such executive is not also eligible to receive severance benefits under the Company’s severance policy. On the other hand, if the termination of a named executive officer is not in connection with a change in control, the named executive officer is entitled to receive the benefits under the Company’s severance policy.

Continuity Agreements

The Company is a party to agreements with the named executive officers which provide severance benefits in the event of a termination of employment following certain “change in control” events (the “Continuity Agreements”). A “change in control” is generally defined as a change in the majority of the Company’s Board of Directors during any 12 month period, the acquisition by a party directly or indirectly of 30% or more of the voting power of the Company, a sale of substantially all of the Company’s assets, the acquisition by a party of more than 50% of either the voting power of the Company or the fair market value of the Company”). The granting of a Continuity Agreement and the terms contained therein requires the approval of the Board of Directors, upon recommendation of the Compensation Committee. In the event a change in control occurs, under the provisions of the Continuity Agreements, the terminated executive would receive the following benefits:

•	A lump sum amount equal to three times the sum of the executive’s annual base salary and annual short-term incentive award (as calculated under the Continuity Agreements).

•	A pro-rated portion of the executive’s annual STI Target for the year in which termination occurs.

•	Enhanced Supplemental Plan Benefits. In particular, an executive who receives benefits under a Continuity Agreement will become entitled to Supplemental Plan benefits regardless of age and years of service. For the named executive officers other than Messrs. Amato and Tolley, their Supplemental Plan benefits will also be calculated based on the executive’s full years of service, but if the executive’s service is less than five years, the executive will be credited with at least five years of service. Messrs. Amato’s and Tolley’s Supplemental Plan benefits will be calculated based on 8 1/3 years and 5 years of service, respectively. Additionally, none of the executive’s Supplemental Plan benefits will be reduced actuarially for early payment.

•	Outplacement services at a cost to the Company not exceeding 15% of the executive’s annual base salary.

•	Medical, dental, vision and life insurance coverage under the Company’s benefit plans for up to 36 months after termination.

•	All other accrued or vested benefits which the executive is entitled to under benefit plans in which the executive participates (offset by any corresponding benefits under the Continuity Agreements).

•	A gross-up payment from the Company to cover any excise taxes (and any income taxes on the gross-up amount) imposed on these severance payments and benefits as a result of their being paid in connection with a change in control. The Company will not provide a gross-up payment to cover any excise taxes if the total value of the gross-up payments and benefits is less than $50,000 higher than the greatest amount which could be paid without being subject to excise taxes (in which event such payments and benefits will be reduced by the amount of the excess).

No benefits are payable under the Continuity Agreements if a named executive officer is terminated for “cause” which includes (a) continued and willful failure to perform the executive’s duties after receipt of a written demand to perform, (b) gross misconduct materially and demonstrably injurious to the Company and (c) conviction of, or plea of nolo contendere to, a felony, or if the named executive officer terminates employment other than for “good reason” which includes (a) material and adverse diminution in the executive’s duties and responsibilities, (b) reduction in cash compensation or failure to annually increase base salary, (c) relocation of the executive’s workplace to a location that is more than 35 miles from the executive’s workplace as of the date immediately prior to the change in control, and (d) in the case of Mr. Powers, any election to terminate employment during a thirty-day period following the first anniversary of the change in control or following his 65th birthday.

Mr. Powers is allowed to terminate his employment voluntarily during any thirty day period following the first anniversary of a change in control. This provision was designed to require the Company’s highest level executive to stay on for at least a year (or, if earlier to age 65) following a change in control. At the time Mr. Powers originally entered into his Continuity Agreements in 1999, the Company believed that a change in control would likely result in an immediate adverse diminution of his duties or status, thus he would immediately have a constructive termination and would be able to receive severance benefits at such time. However, upon further review in 2005, the Company thought that the continued services of management might be desirous following a change in control in order to provide for a better transition. Accordingly, in 2005 his agreement was modified to provide that no diminution of duties would be deemed to have occurred solely due to the Company ceasing to be a public company or becoming a wholly owned subsidiary of another company, thereby eliminating an automatic constructive termination just by reason of a change in control. In addition, Mr. Powers was allowed the right to terminate his employment for any reason during the thirty day period following the first anniversary of a change in control, which preserved his walk away rights and still provided any acquirer with a possible transition of services. Mr. Powers also has the right to terminate at sixty-five if earlier, as that was a provision his predecessor had under his Continuity Agreement and the Board wanted to ensure that Mr. Powers’ agreement was substantially similar to his predecessor’s.

The Company has established a grantor trust to secure the benefits to be provided under the Continuity Agreements, the Executive Plan, Management Plan and Restoration Plan, and other plans maintained by the Company for the benefit of members of the Company’s senior management. The trust was unfunded at December 31, 2009.

LTI Plans

The Company’s LTI Plans provide for the accelerated vesting of all restricted stock, SARs, stock options (other than incentive stock options granted on or after January 1, 1987) and performance share awards in the event of a “change of control” as defined in the LTI Plans.

In the event of retirement, a named executive officer who is minimum age 55 plus years of service equals 70 is entitled to an extended vesting and exercise period for their unvested performance shares and SARs. In the case of stock options, a named executive officer who is deemed to have retired with the consent of the Company is also eligible for an extended vesting and exercise period. The following table sets forth the exercise periods for performance shares, SARs and stock options upon the termination of a named executive officer with and without extended vesting and exercisability:

	Exercise Period	Exercise Period
Award Type	(Without Extended Vesting)	(With Retirement Extended Vesting)

Performance Shares(1)	Unvested performance shares forfeited.	Entitled to receive pro-rata portion of shares named executive officer would have received had he or she not retired.
SARs	Exercisable until the earlier of: (i) 90 days following date of termination of employment, or (ii) the tenth anniversary of the grant date.	Exercisable until the tenth anniversary of the grant date.
Stock Options	Exercisable until the earlier of: (i) the date of expiration stated in the grant, or (ii) the close of business 3 months after the date of termination of employment.	Grants made prior to 2004, exercisable until later of: (i) 3 years after date of retirement, or (ii) 12 months after death if death occurs within 3 years after the date of retirement. However, not later than exercise period stated in grant. Grants made in 2004 exercisable until the tenth anniversary of the grant date.

(1)	Assumes satisfaction of performance criteria.

Supplemental Benefit Plans

Certain provisions of the Executive Plan and Management Plan do not take effect until the occurrence of certain change of control events. Among others, provisions in the Executive Plan and Management Plan providing for the (i) suspension, reduction or termination of benefits in cases of gross misconduct by a participant (as determined in the sole discretion of the Compensation Committee); (ii) forfeiture of benefits if a retired participant engages in certain proscribed competitive activities; (iii) reduction in benefits upon the early retirement of a participant; and (iv) offset of amounts which a participant may then owe the Company against amounts then owing the participant under the Executive Plan and Management Plan are automatically deleted upon the occurrence of a change of control event. In addition, neither a participant’s years of service with the Company (as calculated for the purpose of determining eligibility for Supplemental Plan benefits ), nor Supplemental Plan benefits accrued prior to the change of control event, may be reduced after the occurrence of a change of control event. If a participant’s employment is terminated after a change of control, their Supplemental Plan benefits will be paid in a lump sum (utilizing actuarial assumptions established in the Executive Plan and Management Plan) on the 10th day of the seventh month following their termination.

Compensation of Directors

The Nominating and Corporate Governance Committee annually reviews the status of the Company’s Non-Management Director compensation in relation to other U.S. companies of comparable size and the Company’s competitors. Such review considers all forms of compensation for the Company’s Non-Management Directors. The Nominating and Corporate Governance Committee is supported in this review by Exequity, who provides compensation consultation and competitive benchmarking. Following the review, the Nominating and Corporate Governance Committee recommends any changes in Non-Management Director compensation to the Chairman of the Board, who places such proposal on the agenda for the Board’s next meeting. After a full discussion, the Board approves or disapproves the Nominating and Corporate Governance Committee’s recommendation.

The following table provides information concerning the aggregate cash and other compensation paid to or accrued by the Company for Non-Management Directors for service rendered on the Company’s Board of Directors during fiscal year 2009. Mr. Powers receives no compensation beyond that described above for his service as a Director.

Director Compensation Table for Fiscal Year 2009

	Fees
	Earned or
	Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)(4)(5)	($)

E. Richard Brooks	116,000	$25,106	$318	$141,424
George W. Edwards, Jr.	120,000	25,106	1,093,712	1,238,818
Lynn J. Good	52,616	—	159	52,775
Anthony J. Guzzi	106,000	25,106	4,318	135,424
Joel S. Hoffman	110,000	25,106	1,086,546	1,217,652
Andrew McNally IV	120,000	25,106	2,631,018	2,776,124
G. Jackson Ratcliffe	110,000	25,106	3,518	138,624
Carlos A. Rodriguez	58,616	—	159	58,775
Richard J. Swift	98,000	25,106	4,318	127,424
Daniel S. Van Riper	115,500	25,106	369,006	509,612

(1)	Includes the following amounts deferred and held under the Company’s Deferred Plan for Directors: Mr. Brooks — $58,000, Mr. Guzzi — $106,000, Mr. Hoffman — $22,000, Mr. Swift — $60,000, and Mr. Van Riper — $115,500.

(2)	Amounts shown represent the grant date fair value of 750 shares of restricted stock granted to each Director (except for Ms. Good and Mr. Rodriguez who were appointed to the Board in June 2009) at the Company’s May 4, 2009 Annual Meeting of Shareholders as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 18 to the Consolidated Financial Statements for 2009 contained in the Company’s Form 10-K filed with the SEC on February 19, 2010. Such shares are forfeitable if the Director’s service terminates for reasons other than death prior to the regularly scheduled Annual Meeting of Shareholders to be held on May 3, 2010. Such shares also vest and become nonforfeitable in full upon a Director’s death or a change in control (as defined in the 2005 Incentive Award Plan). Except for stock units under the Company’s Deferred Plan for Directors, none of the Non-Management Directors hold any other form of equity compensation.

The following represents stock units (each stock unit consisting of one share each of Class A Common Stock and Class B Common Stock) held by each Non-Management Director under the Company’s Deferred Plan for Directors:

Aggregate No. of
Stock Units Held
at Year End
(#)

E. Richard Brooks	10,292
George W. Edwards, Jr.	—
Lynn J. Good	—
Anthony J. Guzzi	4,055
Joel S. Hoffman	10,699
Andrew McNally IV	—
G. Jackson Ratcliffe	—
Carlos A. Rodriguez	—
Richard J. Swift	3,977
Daniel S. Van Riper	1,633

(3)	Includes the Company’s payment of $318 for life and business travel accident insurance premiums for each Director, except for Ms. Good and Mr. Rodriguez whose payments were prorated to $159 to reflect six months of insurance coverage following their appointment to the Board in June 2009.

(4)	Includes a Company matching contribution to an eligible educational institution under The Harvey Hubbell Foundation Educational Matching Gifts Program in the following amounts: Mr. Edwards — $4,000, Mr. Guzzi — $4,000, Mr. Hoffman — $4,000, Mr. McNally — $4,000, Mr. Ratcliffe — $3,200, and Mr. Swift — $4,000.

(5)	Includes the following lump sum distribution under the Deferred Plan for Directors which consisted of stock (valued using the closing price of Class B Common Stock on the date of distribution) and/or cash: : Mr. Edwards — $1,093,394, Mr. Hoffman — $1,082,228, Mr. McNally — $2,630,700 and Mr. Van Riper — $368,688.

Narrative to Director Compensation Table

Annual Compensation

Annual compensation for each Non-Management Director for 2009 consisted of the following:

•	A retainer of $60,000

•	An additional retainer of $10,000 for each Committee Chair

•	Board and Board Committee meeting fees of $2,000

•	A restricted share grant of 750 shares of Class B Common Stock after each annual meeting of shareholders which will vest at the next year’s annual meeting of shareholders provided that the director is still serving as a director at the time of the meeting. The 2009 share grant was made on May 4, 2009, the date of the annual meeting of shareholders, to each Non-Management Director who was re-elected or first elected to the Board, subject to forfeiture if the Director’s service terminates other than by reason of death prior to the date of the next regularly scheduled annual meeting of shareholders.

On February 12, 2010, the compensation payable to Non-Management Directors for their services was changed to increase the restricted share grant of 750 shares to 1,750 shares of Class B Common Stock of the Company each year. Commencing in 2010, each Non-Management Director who is re-elected, or first elected to the Board will receive a grant of 1,750 shares of Class B Common Stock each year on the date of the annual meeting of shareholders, which shares will be subject to forfeiture if the Director’s service terminates other than by reason of death prior to the date of the next regularly schedule annual meeting of shareholders to be held in the following calendar year.

Deferred Plan for Directors

The Company and all current Directors (other than Messrs. Powers and Ratcliffe) have entered into an agreement to defer receipt of all or a portion of such fees pursuant to a deferred compensation agreement providing for payment of the fees in stock units (each stock unit consisting of one share each of the Company’s Class A Common Stock and Class B Common Stock) or credited with interest at the prime rate as in effect at the Company’s principal commercial bank on the date immediately following the quarterly directors’ meeting, subject to certain terms and conditions of the Company’s Deferred Plan for Directors under which the fees are deferred. Messrs. Edwards and McNally no longer defer such fees, having exceeded the Company’s stock ownership guidelines described below. In 2008, Directors were given a one-time election to receive all or part of their accounts under the Deferred Plan for Directors in 2009. Otherwise a Director’s accounts are paid only after termination of his service with the Company. Dividend equivalents are paid on the stock units and are converted into additional stock units. Distributions are made in either a lump sum or in installment payments, at the Director’s election.

Certain provisions of the Company’s Deferred Plan for Directors do not take effect until the occurrence of certain “change of control” events, as defined in the plan. After the occurrence of a change of control event, the plan may not be amended without the prior written consent of an affected participant and no termination of the plan shall have the effect of reducing any benefits accrued under the plan prior to such termination. Further, in the event of a change of control, all amounts credited to a Director’s account shall be paid in a lump sum, with amounts credited as stock units immediately converted into a right to receive cash. If the Board anticipates a change in control occurring, then the Company’s Deferred Plan for Directors requires the Company to fund a grantor trust for the purpose of holding assets in respect of the Company’s obligations to make payments, after a change of control. The Company has established a grantor trust to secure the benefits to be provided under the Company’s Deferred Plan for Directors, but has yet to fund any such benefits into the trust.

Stock Ownership Guidelines for Directors

The Company has adopted stock ownership guidelines for Directors. Under these guidelines, all Directors shall make a good faith effort to own, or acquire within five (5) years of first becoming subject to the stock ownership guidelines, shares of common stock of the Company (including share units under the Company’s Deferred Plan for Directors, or any successor plan) having a market value, based upon the aggregate purchase price, of at least three (3) times the average base annual retainer paid to such Director in the following five (5) years. In addition, Directors who are first standing for election are encouraged to own 1,000 shares of any class, or a combination of classes of the Company’s common stock prior to the filing of the proxy statement for the meeting at which the Director is scheduled to be elected. The stock ownership guidelines for Directors are more fully described in the Company’s Guidelines which can be found on its website at www.hubbell.com.

ITEM 2

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

The selection of independent registered public accountants to audit the financial statements of the Company made available or transmitted to shareholders and filed with the SEC for the year 2010 is to be submitted to the meeting for ratification or rejection as a matter of good governance. PricewaterhouseCoopers LLP, 300 Atlantic Street, Stamford, Connecticut, has been selected by the Audit Committee of the Board of Directors of the Company to audit such financial statements.

PricewaterhouseCoopers LLP have been independent registered public accountants of the Company for many years. The Company has been advised that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires.

The aggregate fees for professional services provided by PricewaterhouseCoopers LLP to the Company and its subsidiaries for the years ended December 31, 2009 and 2008, were as follows:

	2009	2008

Audit Fees	$2,212,300	$2,175,600
Audit-Related Fees	520,000	311,800
Tax Fees	273,000	239,400
All Other Fees	50,000	104,500

Total Fees	$3,055,300	$2,831,300

Audit Fees consist of fees for professional services rendered for the audits of (i) the Company’s consolidated annual financial statements; and (ii) the effectiveness of internal control over financial reporting. Audit Fees also include review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under Audit Fees. This category includes fees principally related to financial due diligence and audits of employee benefit plans in 2009 and 2008.

Tax Fees include domestic and international income tax planning assistance and foreign entity compliance services.

All Other Fees consist of fees for products and services other than the services reported above. These services include fees related to the Company’s share offering and technical publications purchased from the independent registered public accountants.

The Audit Committee considered whether the rendering of non-audit services by PricewaterhouseCoopers LLP to the Company is compatible with maintaining their independence and concluded that the non-audit services rendered would not compromise their independence.

The Company’s Audit and Non-Audit Services Pre-Approval Policy (“Services Policy”) sets forth the policies and procedures by which the Audit Committee reviews and approves all services to be provided by PricewaterhouseCoopers LLP prior to retaining the firm. In developing these policies and procedures, the Audit Committee took into consideration the need to ensure the independence of PricewaterhouseCoopers LLP while recognizing that PricewaterhouseCoopers LLP may possess the expertise on certain matters that best positions it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing. On balance, the Audit Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit Committee was also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services, and the total amount of fees for permissible non-audit services (excluding tax services). The Services Policy provides for the pre-approval by the Audit Committee of described services to be performed, such as audit, audit-related, tax and other permissible non-audit services. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. Any proposed services exceeding pre-approval or budgeted amounts also requires pre-approval by the Audit Committee. In the interim periods during which the Audit Committee is not scheduled to meet, the Chairman of the Audit Committee can authorize spending which exceeds pre-approved cost levels or budgeted amounts. As part of the process, the Audit Committee shall consider whether such services are consistent with SEC rules and regulations on auditor independence.

If the proposal to ratify the selection of PricewaterhouseCoopers LLP is not approved by the shareholders, or if prior to the 2011 Annual Meeting of Shareholders, PricewaterhouseCoopers LLP declines to act or otherwise becomes incapable of acting, or if its services are discontinued by the Audit Committee of the Board of Directors, then the Audit Committee of the Board of Directors will appoint other independent registered public accountants whose services for any period subsequent to the 2011 Annual Meeting of Shareholders will be subject to ratification by the shareholders at that meeting.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of independent Directors functioning in accordance with a written charter (the “Charter”) adopted and approved by the Board of Directors in May, 2000, which Charter is reviewed annually by the Audit Committee, and was last amended by the Board of Directors, effective February 12, 2010. As provided in the Charter, the Audit Committee assists the Company’s Directors in fulfilling their responsibilities relating to corporate accounting, the quality and integrity of the Company’s financial reports, and the Company’s reporting practices. The functions of the Audit Committee are further described elsewhere in this Proxy Statement (see page 13).

In connection with the discharge of its responsibilities, the Audit Committee has taken a number of actions, including, but not limited to, the following:

•	the Audit Committee reviewed and discussed with management and the independent registered public accountants the Company’s audited financial statements;

•	the Audit Committee discussed with the independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards Nos. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	the Audit Committee received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, discussed their independence with them and satisfied itself as to the independence of the independent registered public accountants.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Audit Committee

Daniel S. Van Riper, Chairman
E. Richard Brooks
Lynn J. Good
Anthony J. Guzzi
Joel S. Hoffman

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Class A Common Stock and Class B Common Stock, all voting as a single class (provided that holders of shares representing a majority of the votes entitled to be cast actually cast votes) is required to ratify the selection of PricewaterhouseCoopers LLP as independent registered public accountants of the Company. Abstentions and broker non-votes will not affect the voting results although they will have the practical effect of reducing the likelihood that shares representing a majority of the votes entitled to be cast will in fact be cast.

The Board of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Ratification of the Selection of PricewaterhouseCoopers LLP.

ITEM 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF THE COMPANY’S
2005 INCENTIVE AWARD PLAN

The Company previously adopted and shareholders previously approved the Hubbell Incorporated 2005 Incentive Award Plan (the “2005 Plan”) in order to promote the success and enhance the value of the Company by linking the personal interest of participants to those of Company shareholders and by providing participants with an incentive for outstanding performance. The Board of Directors has approved the amendment and restatement of the 2005 Plan (which is referred to herein as the “Restated Plan”), subject to shareholder approval which:

•	Increases the number of shares of Class B Common Stock available under the 2005 Plan by 1,000,000 shares, of which 500,000 will be limited to grant in the form of full value awards;

•	Adds restricted stock unit awards, dividend equivalents, and stock payment awards;

•	Allows performance-based awards to be paid in cash or shares of Class B Common Stock;

•	Limits the grants to any one individual in any year to 500,000 options and stock appreciation rights, and 250,000 shares of restricted stock, restricted stock units, stock payments and performance-based awards; and

•	Extends the term of the plan until 2020.

In addition, certain other immaterial administrative changes have been included in the Restated Plan.

By seeking shareholder approval of the Restated Plan, the Company is seeking approval of the material terms of performance goals under the Restated Plan for purposes of Section 162(m) of the Internal Revenue Code. Shareholder approval of such terms would preserve the Company’s ability to deduct compensation associated with future performance-based awards made under the Restated Plan under Section 162(m). Section 162(m) limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “Covered Employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights qualify as performance-based compensation if they are granted at an exercise price equal to the fair market value of our Class B Common Stock on the date of grant. Other awards that the Company may grant under the Restated Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the Compensation Committee (the “Committee”). Performance shares which the Company currently uses under the 2005 Plan are intended to qualify as performance-based compensation exempt from Section 162(m). The Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the shareholders must approve the material terms of the performance goals every five years.

For a discussion of the performance criteria for which approval is being sought, please see the discussion under “Performance-Based Awards” below.

If the Restated Plan is not approved, its provisions will not become effective. In that case, the 2005 Plan as in existence prior to its amendment and restatement will continue in effect, but performance-based shares granted to Covered Employees in 2010 and thereafter will not be deductible as performance-based compensation under Section 162(m).

Description of Proposed Restated Plan

The following summary of the terms of the Restated Plan is qualified in its entirety by reference to the text of the Restated Plan and the various award agreements used thereunder. The proposed Restated Plan is attached as Exhibit A to this proxy statement.

The Restated Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights (SARs), dividend equivalents, stock payments, and performance-based awards (collectively “Awards”) to eligible individuals.

Administration

The Restated Plan is administered by the Committee, which consists of at least two or more members of the Board of Directors who are each “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Act”) and who are also “outside directors” as defined in Section 162(m). Subject to the express provisions of the Restated Plan, the Committee has the authority to interpret the Restated Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements and to make all other determinations necessary or advisable for the administration of the Restated Plan. Subject to the terms and conditions of the Restated Plan, the Committee has the authority to select the employees to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Restated Plan, including the power to determine the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Committee will not have the authority to accelerate vesting or waive the forfeiture provisions applicable to any performance-based awards. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Restated Plan.

Eligibility

Persons eligible to participate in the Restated Plan include: (1)  employees of the Company and its subsidiaries, and (2) non-employee directors of the Company, as selected by the Committee. However, options which are intended to qualify as ISOs (as defined below) may only be granted to employees.

Limitation on Awards and Shares Available

The aggregate number of shares of Class B Common Stock subject to awards under the 2005 Plan is currently 5,875,000. If the Restated Plan is approved that number will increase to 6,875,000. That number may be adjusted for changes in the Company’s capitalization and certain corporate transactions, as described below under the heading “Changes in Capital Structure and Change in Control.” Currently, no more than 2,937,500 shares of Class B Common Stock may be granted under the Plan in the form of “full value awards” which are Awards pursuant to which the participant is not required to pay the full fair market value of such Awards determined on the date of grant. As of December 31, 2009, 2,092,592 shares remained available for grant as full value awards. If the Restated Plan is approved no more than 1,800,000 will be available for future grant in the form of full value awards.

As of December 31, 2009, awards covering an aggregate of 3,185,316 shares were outstanding under the 2005 Plan, and 2,689,684 shares (plus any shares that might in the future be returned to the 2005 Plan as a result of cancellations, forfeitures, repurchases or expiration of awards) remained available for future grants. As noted above, the Restated Plan would increase the number of shares authorized for issuance under the Plan by 1,000,000 shares for a total of 6,875,500 shares.

The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the Restated Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its affiliates will not be counted against the shares available for issuance under the Restated Plan. Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award will not be added back to the total number of shares available for grants under the Restated Plan.

In addition, each share subject to a SAR which is exercised shall be counted as one share issued under the Restated Plan for purposes of counting the number of shares available for grant under the Restated Plan.

The maximum number of shares that may be granted pursuant to an option to a participant during any calendar year is 500,000 shares. The maximum number of shares that may be granted pursuant to a SAR to a participant during any calendar year is 500,000 shares. The maximum number of shares that may be granted in the form of restricted stock, restricted stock units, stock payments or performance-based awards to a participant pursuant to the Restated Plan during any calendar year is 250,000 shares and the maximum dollar value of any Award intended to be exempt from Section 162(m) as performance-based which is payable in cash may not exceed $2,000,000.

Awards

The Restated Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, dividend equivalents, stock payments, restricted stock units, and performance-based awards. Each grant will be set forth in a separate agreement with the person receiving the grant and will indicate the type, terms and conditions of the grant. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Restated Plan.

The following briefly describes the characteristics of each type of grant that may be made under the Plan:

Options.  Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options may be granted pursuant to the Restated Plan. The option exercise price of all stock options granted pursuant to the Restated Plan will not be less than 100% of the fair market value of the Company’s Class B Common Stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event more than ten years and one day after their date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Internal Revenue Code provides.

Restricted Stock.  Restricted stock may be granted pursuant to the Restated Plan. A restricted stock award is the grant of shares of the Company’s Class B Common Stock at a price determined by the Committee (which may be zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

Stock Appreciation Rights/SARs.  Stock appreciation rights or SARs may be granted pursuant to the Restated Plan, either alone or in tandem with other awards. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company’s Class B Common Stock on the date of exercise of the SAR over the fair market value of a share of Class B Common Stock on the date of grant of the SAR. The Committee may elect to pay SARs in cash, or in stock, or in any combination of the two, as determined by the Committee.

Restricted Stock Units.  Restricted stock units represent the right to receive shares of Class B Common Stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit award agreement, the Company shall deliver to the holder of the restricted stock unit, unrestricted shares of Class B Common Stock which will be freely transferable. The Committee will specify the purchase price, if any, to be paid by the grantee for the shares.

Dividend Equivalents.  Dividend equivalents represent the value of the dividends per share of Class B Common Stock paid by the Company, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award, option or SAR) held by the participant. Dividend Equivalents will not be granted on options or SARs. In addition, no dividend equivalent with respect to an Award with performance-based vesting will be paid unless and until the Award on which the dividend equivalent is granted vests.

Stock Payments.  Payments to participants of short-term incentive awards or other compensation may be made under the Restated Plan in the form of Class B Common Stock. The number of shares will be determined by the Committee, and may be based upon performance criteria.

Performance-Based Award.  Performance-based awards are payable in cash, shares of Class B Common Stock or units of value including the dollar value of the shares of Class B Common Stock, as determined by the Committee, and are linked to satisfaction of performance criteria; provided, that no performance award which is intended to be exempt from the limits of Section 162(m) may be payable in cash in excess of $2,000,000 for any calendar year.

Payment for Awards

Upon the exercise of a stock option or with respect to other Awards which the Committee requires a purchase price, the purchase price must be paid in full in either cash or its equivalent or by tendering previously acquired shares with a fair market value at the time of exercise equal to the purchase price (provided such shares have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate purchase price of the exercised portion of the Award) or other property acceptable to the Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the purchase price, provided that payment of such proceeds is then made to the Company upon settlement of such sale).

Performance-Based Awards

The Restated Plan has been designed to permit the Committee to grant equity and cash awards that will qualify as “performance-based compensation” within the meaning of Section 162(m). The Committee may grant performance-based compensation awards to Covered Employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m), to preserve the deductibility of these awards for federal income tax purposes (see additional discussion of deductibility requirements under “Federal Income Tax Consequences” below). Performance-based compensation awards vest or become exercisable upon the attainment of specific performance targets that are pre-established by the Committee and are related to one or more of the performance goals (described below) set forth in the Restated Plan. Participants are only entitled to receive payment for a performance-based compensation award for any given performance period to the extent that such pre-established performance goals for the period are satisfied.

The pre-established performance goals must be based on one or more of the following performance criteria:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	economic value-added (as determined by the Committee);

•	sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on capital;

•	return on invested capital;

•	return on shareholders’ equity;

•	return on assets;

•	shareholder return;

•	return on sales;

•	gross or net profit margin;

•	productivity;

•	expense;

•	operating margin;

•	operating efficiency;

•	customer satisfaction;

•	working capital efficiency;

•	earnings per share;

•	price per share of stock; or

•	market share.

The foregoing criteria may relate to the Company, one or more of its divisions, business units, platforms or an individual, or any combination of the foregoing, and may be applied on an absolute basis or as compared to any incremental increases or as compared to results of one or more peer group companies or market performance indicators or indices, or any combination thereof, all as the Committee shall determine.

The Committee may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following:

•	items related to a change in accounting principle;

•	items relating to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by the Company during the performance period;

•	items related to the disposal of a business or segment of a business;

•	items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards;

•	items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period;

•	any other items of significant income or expense which are determined to be appropriate adjustments;

•	items relating to unusual or extraordinary corporate transactions, events or developments;

•	items related to amortization of acquired intangible assets;

•	items that are outside the scope of the Company’s core, on-going business activities; or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting standards or business conditions.

In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Changes in Capital Structure and Change in Control

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the Class B Common Stock or the share price of the Class B Common Stock in a manner that causes dilution or enlargement of benefits or potential benefits under the Restated Plan, the Committee shall make proportionate and equitable adjustments, in its discretion, to: (i) the aggregate number and types of shares of stock that may be issued under the Restated Plan; (ii) the terms and conditions of any outstanding awards (including any applicable performance targets); and (iii) the grant or exercise price for any outstanding awards.

In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company, or of changes in applicable laws, the Committee may, in its discretion, subject to the terms of the Restated Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Restated Plan or with respect to any award: (i) provide for either the payment and termination of the award or the replacement of the award; or (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

In the event of a “change in control” (as defined in the Restated Plan), Awards will be fully exercisable and all forfeiture restrictions on such Awards shall lapse. In connection with a change in control, the Committee, in its sole discretion, may (i) provide for the termination of any Award, by surrender of such Award for an amount of cash and/or other property, if any, equal to the amount by which the fair market value of the Class B Common Stock which the Award represents exceeds the Award exercise price for all or part of the shares which are related to such Award; or (ii) determine that the Awards may by assumed by a successor or survivor.

Amendment and Termination

The Committee, subject to approval of the Board, may terminate, amend, or modify the Restated Plan at any time; provided, however, that shareholder approval will be obtained for any amendment:

•	to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule;

•	to increase the number of shares available under the Restated Plan;

•	to permit the Committee to grant options or SARs with an exercise or base price below fair market value on the date of grant;

•	to extend the exercise period for an option or SAR beyond ten years from the date of grant;

•	to materially increase benefits or change eligibility requirements under the Restated Plan;

•	to cancel or surrender an option or SAR in exchange for an option or SAR having a lower per share exercise price; or

•	to reprice an outstanding option or SAR below the per share exercise or base price as of the grant date.

In no event may an Award be granted pursuant to the Restated Plan on or after May 3, 2020, the tenth anniversary of the date shareholders approve the Restated Plan.

Federal Income Tax Consequences

With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Class B Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Certain Awards under the Plan, depending in part on particular Award terms and conditions, may be considered non qualified deferred compensation subject to the requirements of Internal Revenue Code Section 409A. If the terms of such Awards do not meet the requirements of Section 409A, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

As of March 11, 2010, the closing market price of a share of Class B Common Stock authorized for issuance under the Restated Plan was $49.40 and the approximate number of employees and non-employee directors eligible to participate in the Restated Plan was 500.

New Plan Benefits

The number of Awards that an employee or director may receive under the Restated Plan is in the discretion of the Committee and can not be determined at this time. However, for the sake of illustration, the following sets forth the grants that such individuals received under the 2005 Plan in 2009:

	Number of Stock	Number of	Number of
Name and Position	Appreciation Rights	Restricted Shares	Performance Shares

Timothy H. Powers	78,767	11,020	13,309
Chairman, President and Chief Executive Officer
David G. Nord	21,933	3,069	3,706
Senior Vice President and Chief Financial Officer
Scott H. Muse	15,601	2,183	2,636
Group Vice President
Gary N. Amato	17,123	2,396	2,893
Group Vice President
William T. Tolley	14,269	1,996	2,411
Group Vice President
Executive Group	193,831	23,382	28,237
Non-Executive Director Group	0	6,000	0
Non-Executive Officer Employee Group	175,121	81,517	6,357

Equity Compensation Plans

The following table provides certain information as of December 31, 2009 about Class B Common Stock that may be issued under the Company’s existing equity compensation plans (in thousands, except per share amounts):

Equity Compensation Plan Information

					Number of Securities Remaining
	Number of Securities to be		Weighted-Average		Available for Future Issuance
	Issued upon Exercise of		Exercise Price of		Under Equity Compensation
	Outstanding Options,		Outstanding Options,		Plans (Excluding Securities
Plan Category	Warrants and Rights		Warrants, and Rights		Reflected in Column A)
	(A)		(B)		(C)

Equity compensation plans approved by shareholders(a)	5,045	(c)(d)	$42.28	(e)	2,690	(c)
Equity compensation plans not requiring shareholder approval(b)	—		—		140	(c)
Total	5,045		$42.28		2,830

(a)	The Company’s Stock Option Plan for Key Employees and 2005 Incentive Award Plan.

(b)	The Company’s Deferred Compensation Plan for Directors.

(c)	Class B Common Stock.

(d)	Includes 223 performance share awards assuming a maximum payout target. The Company does not anticipate that the maximum payout target will be achieved for these awards.

(e)	Weighted average exercise price excludes performance share awards included in column A.

Vote Required

Under NYSE rules, the affirmative vote of a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock, all voting as a single class, is required to approve the Restated Plan, provided that the total votes cast on this proposal represent more than 50% of the outstanding shares entitled to vote on this proposal. In other words, the sum of votes “for” and “against” plus abstentions must exceed 50% of the number of outstanding shares of Class A Common Stock and Class B Common Stock. Abstentions will count as votes cast and will have the same effect as votes cast against the proposal. Broker non-votes will not count as votes cast because brokers do not have the authority to vote shares on this proposal without direction from the beneficial owner. Thus, failure to direct your vote will make it less likely that the total votes cast on this proposal will represent more than 50% of the outstanding shares of Class A Common Stock and Class B Common Stock, which could impair the approval of the Restated Plan.

The Board of Directors Unanimously Recommends that the Shareholders Vote “For” the Approval of the Hubbell Incorporated 2005 Incentive Award Plan, as Amended and Restated.

GENERAL

The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by the Company’s directors, officers or employees. No additional compensation will be paid to the Company’s directors, officers or employees for such services. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies, at an estimated cost of $10,000, plus reasonable expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, Directors and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC and the NYSE. SEC regulations also require that a copy of all Section 16(a) forms filed be furnished to the Company by its officers, Directors and greater than ten-percent shareholders.

Based solely on a review of the copies of such forms and related amendments received by the Company and, where applicable, written representations from the Company’s officers and Directors that no Form 5s were required to be filed, the Company believes that during and with respect to fiscal year 2009 all Section 16(a) filing requirements applicable to its officers, Directors and beneficial owners of more than ten percent of any class of its equity securities were met.

Information Regarding Executive Officers

In 2005, Mr. Tolley entered into an agreement with the SEC to settle charges that he had allegedly violated certain provisions of the federal securities laws at his prior employer, which resulted in material misstatements of certain of such employer’s quarterly earnings in 2000. Pursuant to the agreement, Mr. Tolley, without admitting or denying the allegations of the SEC’s complaint, consented to the entry of a final judgment permanently enjoining him from further violations of the federal securities laws, and to pay a civil penalty in the amount of $50,000. The charges were not related to the Company or to Mr. Tolley’s service with the Company. The Board considered this matter in connection with Mr. Tolley’s return to the Company on May 2, 2005, following a period of paid administrative leave.

Review and Approval of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and its Directors and executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. See also the discussion under “Director Independence” above on page 10.

SHAREHOLDER PROPOSALS FOR THE
2011 ANNUAL MEETING

Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  Shareholder proposals to be considered for inclusion in the Company’s proxy materials related to the 2011 Annual Meeting of Shareholders pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company no later than November 16, 2010.

Shareholder Proposals Not Intended to be Included in the Proxy Materials Related to the 2011 Annual Meeting.  The Company’s By-Laws contain time limitations, procedures and requirements relating to director nominations or other shareholder proposals not intended to be included in the Company’s proxy materials related to the 2011 Annual Meeting of Shareholders pursuant to Rule 14a-8. Such nominations or proposals (assuming the 2011 Annual Meeting of Shareholders is not held more than twenty days before or more than seventy days after May 3, 2011) must be received by the Company no earlier than February 2, 2011 and no later than February 22, 2011 or else management’s proxies will retain the power to vote proxies received for the 2011 Annual Meeting of Shareholders in their discretion with respect to such proposals received later than February 22, 2011, assuming such a meeting date, and proposals where the proponent does not comply with Exchange Act Rule 14a-4(c)(2).

For additional information on the time limitations and requirements relating to director nominations or other shareholder proposals, see the sections entitled “Director Nominations” and “Shareholder Nominations for Director” beginning on page 15 of this Proxy Statement or the Company’s By-Laws. The Company’s By-Laws can be viewed on its website at www.hubbell.com.

By Order of the Board of Directors

Hubbell Incorporated

Orange, Connecticut
March 15, 2010

Exhibit A

HUBBELL INCORPORATED
2005 INCENTIVE AWARD PLAN

(As Amended and Restated)

ARTICLE 1

Purpose

The purpose of the Hubbell Incorporated 2005 Incentive Award Plan (As Amended and Restated) (the “Plan”) is to promote the success and enhance the value of Hubbell Incorporated (the “Company”) by linking the personal interests of the members of the Board and Employees to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board and Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

Definitions and Construction

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Applicable Accounting Standards” means Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.2 “Award” means an Option, a Restricted Stock award, a Restricted Stock Unit Award, a Stock Appreciation Right award, Dividend Equivalent award, Stock Payment award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means and includes any of the following:

(a) Continuing Directors no longer constitute at least 2/3 of the Directors;

(b) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding securities of the Company entitled to vote for the election of the Company’s Directors; provided that this Section 2.5(b) shall not apply with respect to any holding of securities by (i) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (ii) the trust under a Trust Indenture dated

August 23, 1957 made by Harvey Hubbell, and (iii) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company or any affiliate of the Company; or

(c) the consummation of a merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the incumbent Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the committee of the Board described in Article 11.

2.8 “Continuing Director” means any individual who is a member of the Company’s Board of Directors on December 9, 1986 or was designated (before such person’s initial election as a Director) as a Continuing Director by 2/3 of the then Continuing Directors.

2.9 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.10 “Director” means an individual who is a member of the Company’s Board of Directors on the relevant date.

2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.12 “Dividend Equivalent” means a right to receive the equivalent value (in cash or Stock) of dividends paid on Stock, awarded under Section 8.2.

2.13 “Eligible Individual” means any person who is a Director or an Employee, as determined by the Committee.

2.14 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the immediately preceding date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the mean between the high and low trading price for a share of Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) on such date or, if no such prices are reported for that date, the mean between the high and low trading prices on the next preceding date for which such prices were reported.

2.17 “Full Value Award” means an Award other than an Option or SAR, which is settled by the issuance of Stock.

2.18 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.19 “Independent Director” means a Director who is not an Employee of the Company.

2.20 “Non-Employee Director” means a Director who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.21 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.22 “Officer” means each of the officers specified in Section 1 of Article IV of the By-Laws of the Company except for any such officer whose title begins with the word “Assistant.”

2.23 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.24 “Participant” means any Eligible Individual who, as a Director or Employee, has been granted an Award pursuant to the Plan.

2.25 “Performance-Based Award” means a right granted to a Participant to receive cash or Stock pursuant to Article 8, and which is subject to the terms and conditions set forth in Article 8.

2.26 “Performance Criteria” means the criteria (and adjustments) that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period determined as follows:

(a) The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on invested capital, return on shareholders’ equity, return on assets, shareholder return, return on sales, gross or net profit margin, productivity, expense, operating margin, operating efficiency, customer satisfaction, working capital efficiency, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or to market performance indicators or indices. To the extent a Performance-Based Award is intended to be Qualified Performance-Based Compensation, the Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(b) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance

Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.27 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, platform or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.28 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.29 “Plan” means this Hubbell Incorporated 2005 Incentive Award Plan (As Amended and Restated), as it may be amended from time to time.

2.30 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.31 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.32 “Restricted Stock Units” shall mean the right to receive Stock awarded under Section 8.4.

2.33 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.34 “Stock” means the Class B Common Stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 10.

2.35 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.36 “Stock Payment” shall mean (a) a payment in the form of Stock, or (b) an option or other right to purchase Stock, as part of a short-term incentive award, deferred compensation or other arrangement, awarded under Section 8.3.

2.37 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

Shares Subject to the Plan

3.1 Number of Shares.

(a) Subject to Article 10 and Section 3.1(b), the aggregate number of shares of Stock which may be granted as Awards under the Plan shall be 6,875,000 shares. The maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 5,875,000 shares.

(b) Of the shares of Stock reserved for grant under Section 3.1(a) of this Plan no more than 2,644,961 shares of Stock may be granted in the form of Full Value Awards.

(c) To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without the delivery of shares to the Participant, then any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall be counted against the number of Shares available under the Plan and shall not be available for future grants of Awards. For purposes of number of Shares available under Section 3.1(a), Shares subject to Stock Appreciation Rights shall be counted as one share delivered for each Stock Appreciation Right awarded, regardless of the number of Shares actually delivered upon exercise of the Stock Appreciation Right. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(c), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, including Stock repurchased by the Company, or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 10, Awards granted any Employee shall be subject to the following limitations all applied on an individual and not an aggregate basis by type of Award:

(a) The maximum number of shares of Stock that may be granted pursuant to an Option to any one Participant in any fiscal year of the Company shall not exceed 500,000 shares of Stock;

(b) The maximum number of shares of Stock that may be granted subject to a Stock Appreciation Right to any one Participant in any fiscal year of the Company shall not exceed 500,000 shares of Stock;

(c) The maximum number of shares of Stock that may be granted in the form of Restricted Stock, Restricted Stock Units, Stock Payments, or Performance-Based Awards in any fiscal year of the Company shall not exceed 250,000 shares of Stock (with such limit applying to each such form of Award on an individual and not an aggregate basis); and

(d) No Award granted in any fiscal year of the Company that provides for payment in cash shall exceed $2,000,000.

ARTICLE 4

Eligibility and Participation

4.1 Eligibility.  Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants.  In order to assure the viability of Awards granted to Participants employed in countries other than the United States, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1, 3.2 and 3.3 of the Plan.

ARTICLE 5

Stock Options

5.1 General.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price.  The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock, on the date of grant.

(b) Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation any one or a combination of the following: (i) cash, (including check, bank draft or money order) (ii) shares of either class of the Company’s common stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) by delivery of irrevocable instructions to a broker to sell the Stock otherwise deliverable upon exercise of the Option and to deliver to the Company an amount equal to the aggregate exercise price. The

Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d) Evidence of Grant.  All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options.  The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in Section 12.2 and this Section 5.2.

(a) Eligibility.  Incentive Stock Options may be granted only to Employees of the Company or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations promulgated thereunder).

(b) Exercise Price.  The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(d) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e) Notice of Disposition.  The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(f) Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3 Substitution of Stock Appreciation Rights.  The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4 Paperless Exercise.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options by a Participant may be permitted through the use of such an automated system.

ARTICLE 6

Restricted Stock Awards

6.1 Grant of Restricted Stock.  The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

6.2 Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose.

7.2 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement. To the extent payment for a Stock Appreciation Right is to be made in cash, the Award Agreement shall specify the date of payment which may be different than the date of exercise of the Stock Appreciation Right, to the extent necessary to comply with the requirements to Section 409A of the Code, as applicable. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid.

(b) To the extent any payment under Section 7.1(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

Performance-Based Awards, Dividend Equivalents, Stock Payments, Restricted Stock Units

8.1 Performance-Based Awards

(a) Any Participant selected by the Committee may be granted one or more Performance-Based Awards which shall be denominated either in Stock units of value including the dollar value of shares of Stock or cash and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

(b) Applicability to Covered Employees.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c) Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under this Article 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e) Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

8.2 Dividend Equivalents.  Dividend Equivalents may be granted by the Committee based on dividends declared on the Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

8.3 Stock Payments.  The Committee is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Committee and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Committee. Shares of Stock underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Committee will not be issued until those conditions have been satisfied. Unless otherwise provided by the Committee, a Participant granted a Stock Payment shall have no rights as a Company shareholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Stock underlying the Award have been issued to the Participant. Stock Payments may, but are not required to be made in lieu of base salary, short-term incentive awards, fees or other cash compensation otherwise payable to such Eligible Individual.

8.4 Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Committee. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods, as determined by the Committee. The Committee shall specify, or permit the Participant to elect, the conditions and dates upon which the Stock underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. Restricted Stock Units may be paid in cash, Stock, or both, as determined by the Committee. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Stock (or the Fair Market Value of one such share in cash) for each vested and nonforfeitable Restricted Stock Unit.

8.5 Term.  The term of a Performance Award, Dividend Equivalent award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Committee in its sole discretion.

8.6 Exercise or Purchase Price.  The Committee may establish the exercise or purchase price of a Performance Award, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a share of Stock, unless otherwise permitted by applicable law.

ARTICLE 9

Provisions Applicable to Awards

9.1 Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2 Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3 Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish subject to the following terms and conditions: (i) an Award transferred to a transferee shall not be assignable or transferable by the permitted transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a permitted transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the permitted transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

9.4 Beneficiaries.  Notwithstanding Section 9.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

ARTICLE 10

Changes in Capital Structure

10.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to shareholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Committee shall make such proportionate and equitable adjustments to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 10.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(i) To provide for either:

(A) the termination, by the surrender of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount by which the fair market value of the Stock which the Award represents exceeds the Award exercise price for all or part of the shares of Stock which are related to such Award and that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); or

(B) The replacement of such Award with other rights or property selected by the Committee in its sole discretion; and

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

10.2 Acceleration Upon a Change in Control.

(a) Notwithstanding the provisions of Section 10.1, Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse upon a Change in Control. Upon, or in anticipation of, a Change in Control, the Committee may give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

Additionally, each Participant who is an Officer, or any other Participant in the discretion of the Committee may surrender any Award during the 30-day period following a Change in Control and receive in cash in lieu of exercising any Award the amount by which the fair market value of the Stock exceeds the exercise price for all or part of the shares of Stock subject to such Award. For this purpose, the fair market value of the Stock shall be deemed to be the closing price of one share of the Company’s Stock on the New York Stock Exchange on that day, or within the 60 days preceding the date on which the Change in Control occurs, on which such closing price was the highest. In the event that the shares are not listed or admitted to trading on such exchange, the fair market value shall be deemed to be the closing price of one share of the Company’s Stock on the principal national securities exchange on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as reported on the Nasdaq or similar organization if the Nasdaq is no longer reporting such information. If on any such date the shares are not quoted by any such organization, the fair market value of the shares on such date, as determined in good faith by the Board of Directors of the Company, shall be used.

10.3 No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 11

Administration

11.1 Committee.  The Plan shall be administered by the Compensation Committee (the “Committee”) consisting solely of at least two or more members of the Board who are each Non-Employee Directors and “outside directors,” within the meaning of Section 162(m) of the Code.

11.2 Action by the Committee.  A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Officer or other Employee of the Company or any Subsidiary, the Company’s independent registered public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Committee shall select one of its members as a Chairman, who shall preside at meetings and who shall have authority to execute and deliver documents on behalf of the Committee. Meetings of the Committee shall be held at such times and places as the members thereof may determine.

11.3 Authority of Committee.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

11.4 Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 12

Effective and Expiration Date

12.1 Effective Date.  The Plan was originally effective on May 2, 2005, the date the Plan was initially approved by the Company’s shareholders (the “Original Effective Date”). This amendment and restatement of the Plan shall be effective on the date it is approved by the Company’s shareholders, (the “Restatement Effective Date”). The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of a majority of the votes cast at a meeting duly held in accordance with the applicable provisions of the Company’s By-laws.

12.2 Expiration Date.  The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after, the tenth anniversary of the Restatement Effective Date. Any Awards that are outstanding on the tenth anniversary of the Restatement Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 13

Amendment, Modification, and Termination

13.1 Amendment, Modification, and Termination.  With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 10), (ii) permits the Committee to grant Options or Stock Appreciation Rights with an exercise or base price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond ten years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the shareholder of the Company, no Option or Stock Appreciation Right may be amended to reduce the per share exercise or base price of the shares subject to such Option or Stock Appreciation Right below the per share exercise or base price as of the date the Option or Stock Appreciation Right is granted and, except as permitted by Article 10, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right having a higher per share exercise or base price.

13.2 Awards Previously Granted.  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 14

General Provisions

14.1 Absence from Work.  A Participant who is absent from work with the Company or a Subsidiary because of illness or temporary disability, or who is on leave of absence for such purpose or reason as the Committee may approve, shall not be deemed during the period of such absence, by reason of such absence, to have ceased to be an Employee of the Company or a Subsidiary. Where a cessation of employment is to be considered a retirement with the consent of the Company or by reason of Disability for the purpose of this Plan shall be determined by the Committee, which determination shall be final and conclusive.

14.2 No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

14.3 No Shareholder Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

14.4 Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

14.5 No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

14.6 Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

14.7 Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.8 Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.9 Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

14.10 Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.11 Fractional Shares.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

14.12 Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.13 Government and Other Regulations.  The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.14 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Connecticut.

PROXY
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HUBBELL INCORPORATED
For Annual Meeting of Shareholders, May 3, 2010
(For Shares of Class A Common Stock)
The undersigned hereby appoints each of TIMOTHY H. POWERS and MEGAN C. PRENETA as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated at the annual meeting of its shareholders and at any adjournment thereof upon the matters set forth in the notice of meeting and proxy statement for the 2010 annual meeting of shareholders and upon all other matters properly coming before said meeting or any adjournment thereof. This proxy will be voted FOR the election of the directors and FOR Proposals 2 and 3, unless a contrary specification is made, in which case it will be voted in accordance with such specification.
(Continued and to be signed on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE▲
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
or
2.	Call TOLL FREE 1-866-540-5760 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
3.	Vote by Internet at our Internet Address: http://www.proxyvoting.com/hub
PLEASE VOTE TODAY
You can access, view and download this year’s Annual Report and Proxy Statement at http://bnymellon.mobular.net/bnymellon/HUB.
PX43376

FOR SHARES OF CLASS A COMMON STOCK

Please mark your votes as indicated in this example	☒
The Board of Directors recommends that you vote FOR the election of all the nominees in Proposal 1 and FOR Proposals 2 and 3.

		FOR all nominees	WITHHOLD
		listed below (except	AUTHORITY
PROPOSAL 1.		as marked to the	to vote for all
ELECTION OF DIRECTORS:		contrary below).	nominees listed below.

1. T. POWERS 2. G. RATCLIFFE 3. G. EDWARDS 4. L. GOOD 5. A. GUZZI	6. J. HOFFMAN 7. A. MCNALLY IV 8. C. RODRIGUEZ 9. R. SWIFT 10. D. VAN RIPER	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
Proposal 2.—Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year 2010.	☐	☐	☐

Proposal 3.—Reapproval of the Company’s 2005 Incentive Award Plan, as Amended and Restated.	☐	☐	☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign exactly as your name or names appear hereon. Persons signing in a representative capacity should indicate their capacity.
▲ FOLD AND DETACH HERE▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Hubbell Incorporated

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2010.
The Proxy Statement and Annual Report on Form 10-K are available at: http://bnymellon.mobular.net/bnymellon/hub

BY INTERNET
http://www.proxyvoting.com/hub
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

BY TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
OR

BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

PX43376

PROXY
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HUBBELL INCORPORATED
For Annual Meeting of Shareholders, May 3, 2010
(For Shares of Class B Common Stock)
The undersigned hereby appoints each of TIMOTHY H. POWERS and MEGAN C. PRENETA as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated at the annual meeting of its shareholders and at any adjournment thereof upon the matters set forth in the notice of meeting and proxy statement for the 2010 annual meeting of shareholders and upon all other matters properly coming before said meeting or any adjournment thereof. This proxy will be voted FOR the election of the directors and FOR Proposals 2 and 3, unless a contrary specification is made, in which case it will be voted in accordance with such specification.
(Continued and to be signed on the other side.)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
or
2.	Call TOLL FREE 1-866-540-5760 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
3.	Vote by Internet at our Internet Address: http://www.proxyvoting.com/hub
PLEASE VOTE TODAY
You can access, view and download this year’s Annual Report and Proxy Statement at http://bnymellon.mobular.net/bnymellon/HUB.
43671-bl

FOR SHARES OF CLASS B COMMON STOCK

							Please mark	☒
your votes as
indicated in
this example

The Board of Directors recommends that you vote FOR the election of all the nominees in Proposal 1 and FOR Proposals 2 and 3.

		FOR all nominees	WITHHOLD AUTHORITY
		listed below (except	to vote for all nominees listed below.
PROPOSAL 1.		as marked to the contrary below).
ELECTION OF DIRECTORS:						FOR	AGAINST	ABSTAIN
				Proposal 2. –	Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year 2010.	☐	☐	☐
1. T. POWERS 2. G. RATCLIFFE 3. G. EDWARDS 4. L. GOOD 5. A. GUZZI	6. J. HOFFMAN 7. A. MCNALLY IV 8. C. RODRIGUEZ 9. R. SWIFT 10. D. VAN RIPER	☐	☐	Proposal 3. –	Reapproval of the Company’s 2005 Incentive Award Plan as Amended and Restated.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
Choose MLinkSMfor fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

				Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign exactly as your name or names appear hereon. Persons signing in a representative capacity should indicate their capacity.
▲ FOLD AND DETACH HERE▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Hubbell Incorporated

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2010. The Proxy Statement and Annual Report on Form 10-K are available at: http://bnymellon.mobular.net/bnymellon/hub

BY INTERNET
http://www.proxyvoting.com/hub
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
BY TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.